Exhibit 10.3

                                CREDIT AGREEMENT

                                      AMONG

                      CHELSEA GCA REALTY PARTNERSHIP, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP,
                                  AS BORROWER,

                                       AND

                                BANKBOSTON, N.A.
                          TOGETHER WITH THOSE ASSIGNEES
                        BECOMING PARTIES HERETO PURSUANT
                          TO SECTION 11.12, AS LENDERS,

                                       AND

                                BANKBOSTON, N.A.
                                    AS AGENT


                           Dated as of March 30, 1998

                                TABLE OF CONTENTS

                                                                        PAGE

ARTICLE I DEFINITIONS.....................................................1

1.1          CERTAIN DEFINED TERMS........................................1

1.2          COMPUTATION OF TIME PERIODS.................................23

1.3          TERMS.......................................................23

ARTICLE II LOANS AND LETTERS OF CREDIT...................................24

2.1          LOAN ADVANCES AND REPAYMENT.................................24

2.2          AUTHORIZATION TO OBTAIN LOANS...............................26

2.3          LENDERS' ACCOUNTING.........................................27

2.4          INTEREST ON THE LOANS.......................................27

2.5          FEES........................................................31

2.6          PAYMENTS....................................................32

2.7          INCREASED CAPITAL...........................................33

2.8          NOTICE OF INCREASED COSTS...................................33

2.9          LETTERS OF CREDIT...........................................33

2.10         RENEWAL OF THE FACILITY.....................................36

ARTICLE III UNENCUMBERED PROPERTIES AND PORTFOLIO PROPERTIES.............37

3.1.         LISTING OF UNENCUMBERED PROPERTIES..........................37

3.2.         WAIVERS BY REQUISITE BANKS..................................37

3.3.         REJECTION OF UNENCUMBERED PROPERTIES........................37

3.4          UPDATED LISTS OF UNENCUMBERED PROPERTIES AND PORTFOLIO
             PROPERTIES..................................................37

ARTICLE IV CONDITIONS TO LOANS...........................................37

4.1          CONDITIONS TO INITIAL DISBURSEMENT OF LOANS.................38

4.2          CONDITIONS PRECEDENT TO ALL LOANS AND LETTERS OF CREDIT.....39

ARTICLE V REPRESENTATIONS AND WARRANTIES.................................41

5.1          BORROWER ORGANIZATION; PARTNERSHIP POWERS...................41

5.2          BORROWER AUTHORITY..........................................41

5.3          REIT ORGANIZATION; CORPORATE POWERS.........................41

5.4          REIT AUTHORITY..............................................41

5.5          OWNERSHIP OF BORROWER, EACH SUBSIDIARY AND PARTNERSHIP......42

5.6          NO CONFLICT.................................................42

5.7          CONSENTS AND AUTHORIZATIONS.................................42

5.8          GOVERNMENTAL REGULATION.....................................42

5.9          PRIOR FINANCIALS............................................43

5.10         PROJECTIONS AND FORECASTS...................................43

5.11         PRIOR OPERATING STATEMENTS..................................43

5.12         RENT ROLLS..................................................43

5.13         LITIGATION; ADVERSE EFFECTS.................................43

5.14         NO MATERIAL ADVERSE CHANGE..................................43

5.15         PAYMENT OF TAXES............................................44

5.16         MATERIAL ADVERSE AGREEMENTS.................................44

5.17         PERFORMANCE.................................................44

5.18         FEDERAL RESERVE REGULATIONS.................................44

5.19         UNSECURED TERM NOTES........................................44

5.20         REQUIREMENTS OF LAW.........................................45

5.21         PATENTS, TRADEMARKS, PERMITS, ETC...........................45

5.22         ENVIRONMENTAL MATTERS.......................................45

5.23         UNENCUMBERED PROPERTIES.....................................45

5.24         SOLVENCY....................................................46

5.25         TITLE TO ASSETS; NO LIENS...................................46

5.26         USE OF PROCEEDS.............................................46

5.27         REIT CAPITALIZATION.........................................46

5.28         ERISA.......................................................46

5.29         STATUS AS A REIT............................................46

5.30         OWNERSHIP...................................................46

5.31         NYSE LISTING................................................47

5.32         CURRENT CONSTRUCTION PROJECTS...............................47

ARTICLE VI REPORTING COVENANTS...........................................47

6.1          FINANCIAL STATEMENTS AND OTHER FINANCIAL AND OPERATING
             INFORMATION.................................................47

6.2          ENVIRONMENTAL NOTICES.......................................51

6.3          CONFIDENTIALITY.............................................52


ARTICLE VII AFFIRMATIVE COVENANTS........................................52

7.1          EXISTENCE...................................................52

7.2          QUALIFICATION, NAME.........................................52

7.3          COMPLIANCE WITH LAWS, ETC...................................52

7.4          PAYMENT OF TAXES AND CLAIMS.................................52

7.5          MAINTENANCE OF PROPERTIES; INSURANCE........................53

7.6          INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS......53

7.7          MAINTENANCE OF PERMITS, ETC.................................54

7.8          CONDUCT OF BUSINESS.........................................54

7.9          USE OF PROCEEDS.............................................54

7.10         SECURITIES LAW COMPLIANCE...................................54

7.11         CONTINUED STATUS AS A REIT; PROHIBITED TRANSACTIONS.........54

7.12         NYSE LISTED COMPANY.........................................54

7.13         PROPERTY MANAGEMENT.........................................54

7.14         INTEREST RATE CONTRACTS.....................................55

ARTICLE VIII NEGATIVE COVENANTS..........................................55

8.1          LIENS.......................................................55

8.2          TRANSFERS OF WOODBURY COMMON................................55

8.3          RESTRICTIONS ON FUNDAMENTAL CHANGES.........................55

8.4          ERISA.......................................................56

8.5          AMENDMENT OF CONSTITUENT DOCUMENTS..........................56

8.6          DISPOSAL OF PARTNERSHIP INTERESTS OR STOCK IN SUBSIDIARIES..57

8.7          MARGIN REGULATIONS..........................................57

8.8          WITH RESPECT TO THE REIT....................................57

8.9          ADDITIONAL UNSECURED BANK DEBT..............................57

8.10         RESTRICTIONS ON INDEBTEDNESS................................58

8.11         CONSTRUCTION PROJECTS.......................................59

8.12         DISCONTINUITY IN MANAGEMENT.................................59

ARTICLE IX FINANCIAL COVENANTS...........................................60

9.5          MAXIMUM SECURED BORROWER DEBT...............................60

9.6          OPERATING CASH FLOW TO DEBT SERVICE RATIO...................61

9.7          EBITDA TO FIXED CHARGES RATIO...............................61

9.8          AGGREGATE OCCUPANCY RATE....................................61

9.9          DISTRIBUTIONS...............................................61

9.10         PERMITTED INVESTMENTS.......................................61

9.12         CALCULATION.................................................62

ARTICLE X EVENTS OF DEFAULT; RIGHTS AND REMEDIES.........................62

10.1         EVENTS OF DEFAULT...........................................62

10.2         RIGHTS AND REMEDIES.........................................65

10.3         RESCISSION..................................................67

ARTICLE XI AGENCY PROVISIONS.............................................67

11.1         APPOINTMENT.................................................67

11.2         NATURE OF DUTIES............................................68

11.3         LOAN DISBURSEMENTS..........................................68

11.4         DISTRIBUTION AND APPORTIONMENT OF PAYMENTS..................69

11.5         RIGHTS, EXCULPATION, ETC....................................71

11.6         RELIANCE....................................................71

11.7         INDEMNIFICATION.............................................71

11.8         AGENT INDIVIDUALLY..........................................72

11.9         SUCCESSOR AGENT; RESIGNATION OF AGENT; REMOVAL OF AGENT.....72

11.10        CONSENT AND APPROVALS.......................................73

11.11        AGENCY PROVISIONS RELATING TO CERTAIN ENFORCEMENT ACTIONS...74

11.12        ASSIGNMENTS AND PARTICIPATIONS..............................75

11.13        RATABLE SHARING.............................................78

11.14        DELIVERY OF DOCUMENTS.......................................78

11.15        NOTICE OF EVENTS OF DEFAULT.................................78

ARTICLE XII MISCELLANEOUS................................................79

12.1         EXPENSES....................................................79

12.2         INDEMNITY...................................................80

12.3         CHANGE IN ACCOUNTING PRINCIPLES.............................80

12.4         AMENDMENTS AND WAIVERS......................................81

12.5         INDEPENDENCE OF COVENANTS...................................82

12.6         NOTICES AND DELIVERY........................................82

12.7         SURVIVAL OF WARRANTIES, INDEMNITIES AND AGREEMENTS..........82

12.8         FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.......83

12.9         PAYMENTS SET ASIDE..........................................83

12.10        SEVERABILITY................................................83

12.11        HEADING.....................................................83

12.12        GOVERNING LAW...............................................83

12.13        LIMITATION OF LIABILITY.....................................83

12.14        SUCCESSORS AND ASSIGNS......................................84

12.15        CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF
             JURY TRIAL AND CERTAIN DAMAGE CLAIMS........................84

12.16        COUNTERPARTS; EFFECTIVENESS; INCONSISTENCIES................85

12.17        CONSTRUCTION................................................85

12.18        OBLIGATIONS UNSECURED.......................................85

12.19        ENTIRE AGREEMENT............................................85

                         LIST OF EXHIBITS AND SCHEDULES

Exhibits:

A            -           Form of Assignment and Assumption
B            -           Form of Compliance Certificate
C            -           Form of Loan Notes
D            -           Form of Notice of Borrowing
E            -           Form of Fixed Rate Notice
F            -           Form of Letter of Credit Request

Schedules:
1            -           List of Unencumbered Properties
1.1          -           List of Portfolio Properties which are not Unencumbered
                         Properties
5.5          -           Partnerships and Subsidiaries
5.22         -           Environmental Matters
5.32         -           Current Construction Projects

                                CREDIT AGREEMENT


          THIS CREDIT AGREEMENT is dated as of March 30, 1998 and is among CHELSEA GCA REALTY PARTNERSHIP, L.P., a Delaware limited partnership ("Borrower"), each of the Lenders, as hereinafter defined, and BANKBOSTON, N.A. a national banking association ("BankBoston") in its capacity as agent and as a Lender.

                                    RECITALS

          A. The Borrower is the borrower under certain credit facilities (each having BankBoston as agent for the applicable lenders) which mature on March 29, 1998 (collectively, the "PRIOR FACILITIES") consisting of (i) an unsecured revolving credit facility in the amount of up to $100,000,000 (which includes a term loan in the amount of $5,034,536); and (iii) an unsecured revolving credit facility in the amount of up to $50,000,000.

          B. Borrower has requested that the existing revolving credit facilities be replaced with the unsecured revolving credit facility provided for herein (the "FACILITY") and that the outstanding indebtedness thereunder be refinanced with the initial advance of loans under the Facility, and the Lenders are willing to provide the requested Facility on the terms and conditions set forth herein.

          C. The existing term loan will be refinanced with a $5,034,536 term loan from BankBoston to Borrower pursuant to a Term Loan Agreement of even date herewith (the "BankBoston Term Loan").

          NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

          1.1 CERTAIN DEFINED TERMS. The following terms used in this Agreement shall have the following meanings (such meanings to be applicable, except to the extent otherwise indicated in a definition of a particular term, both to the singular and the plural forms of the terms defined):

          "ACCOMMODATION OBLIGATIONS", as applied to any Person, means any Indebtedness or other contractual obligation or liability, contingent or otherwise, of another Person in respect of which that Person is liable, including, without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including in respect of any Partnership in which that Person is a general partner, Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received.

          "ACCOUNTANTS" means Ernst & Young LLP, any other "big six" accounting firm or another firm of certified public accountants of national standing selected by Borrower and acceptable to Agent.

          "ACQUISITION PRICE" means the aggregate purchase price for an asset including bona fide purchase money financing provided by the seller and all (or Borrower's Share of, as applicable) existing Indebtedness pertaining to such asset.

          "ADJUSTED ASSET VALUE" means, as at any date of determination, the sum (without duplication of any item) of (i) cash and Cash Equivalents owned by Borrower (excluding any tenant deposits), (ii) the outstanding principal balance of the notes receivable reflected on the December 31, 1997 Financials and such other notes receivable hereafter owned by Borrower as may be approved by the Requisite Lenders, (iii) an amount equal to (A) Operating Cash Flow for the most recently ended Fiscal Quarter (as adjusted by Borrower to take into account any acquisitions or dispositions of Properties owned by Borrower or any of its Subsidiaries which adjustments must be approved by the Agent in its reasonable discretion), TIMES (B) four (4), DIVIDED BY (C) 0.095, and (iv) an amount equal to the lesser of (A) the aggregate Simon Partnership Values of all of the Simon Partnerships or (B) fifteen percent (15%) of the sum of items (i), (ii) and
(iii) of this definition of Adjusted Asset Value.

          "AFFILIATES" as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means (i) the possession, directly or indirectly, of the power to vote twenty-five percent (25%) or more of the Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (ii) the ownership of a general partnership interest or a limited partnership interest (or other ownership interest) representing twenty-five percent (25%) or more of the outstanding limited partnership interests or other ownership interests of such Person. In addition, any corporation, partnership or other entity in which the ownership interests of Borrower and its Subsidiaries represents ten percent(10%) or more of the outstanding ownership interests shall be deemed to be an Affiliate of Borrower.

          "AGENT" means BankBoston in its capacity as agent for the Lenders under this Agreement, and shall include any successor Agent appointed pursuant hereto and shall be deemed to refer to BankBoston in its individual capacity as a Lender where the context so requires.

          "AGGREGATE OCCUPANCY RATE" means, with respect to the Unencumbered Properties at any time, the ratio, as of such date, expressed as a percentage, of (i) the gross leasable area of all Unencumbered Properties occupied by tenants paying rent pursuant to Leases other than Materially Defaulted Leases, to (ii) the aggregate gross leasable area of all Unencumbered Properties, excluding from both (i) and (ii) the gross leasable area of Construction Projects prior to the date which is 3 months after the Rent Stabilization Date for such Construction Project. Only premises which are actually open for business shall be counted as occupied.

          "AGREEMENT" means this Credit Agreement as the same may be amended, supplemented or modified from time to time.

          "APPLICABLE LIBOR RATE MARGIN" means, as of any date of determination:
(i) 0.85%, if Borrower's senior long-term unsecured debt obligations are rated at least BBB+ or Baa1 by one or both of the Rating Agencies, (ii) 0.95%, if Borrower's senior long-term unsecured debt obligations are rated at least BBB or Baa2 by one or both of the Rating Agencies, (iii) 1.05%, if Borrower's senior long-term unsecured debt obligations are rated at least BBB- or Baa3 by one or both of the Rating Agencies, (iv) 1.25% if Borrower's senior long-term unsecured debt obligations are rated at least Ba1/Ba2 or BB+/BB by one or both of the Rating Agencies or (v) 1.50%, in any other case (including, without limitation, if Borrower's senior long-term unsecured debt obligations are not rated by either of the Rating Agencies).

          "ASSIGNMENT AND ASSUMPTION" means an Assignment and Assumption in the form of EXHIBIT A hereto (with blanks appropriately filled in) delivered to Agent in connection with each assignment of a Lender's interest under this Agreement pursuant to SECTION 11.12.

          "ATC PARTNERSHIP" means Cannery Row Associates, a California limited partnership in which the Borrower is the sole limited partner (having a 99% interest) and the REIT is the sole general partner (having a 1% interest).

          "BANKBOSTON TERM LOAN" means the term loan from BankBoston to Borrower in the principal amount of $5,046,536 pursuant to a Term Loan Agreement of even date herewith and any replacements, extensions or refinancing thereof. Such Term Loan Agreement provides for the same interest rate and substantially the same terms and conditions as set forth in this Agreement.

          "BASE RATE" means, on any day, the higher of (i) the base rate of interest per annum established from time to time by BankBoston at its principal office in Boston, Massachusetts, and designated as its "base rate" as in effect on such day, or (ii) the Federal Funds Rate in effect on such day PLUS one-half percent (0.5%) per annum.

          "BASE RATE LOANS" means those Loans bearing interest at the Base Rate.

          "BENEFIT PLAN" means any employee pension benefit plan as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan) in respect of which a Person or an ERISA Affiliate is, or within the immediately preceding five (5) years was, an "employer" as defined in Section 3(5) of ERISA.

          "BORROWER DEBT" means (without duplication) all Indebtedness of Borrower or any Subsidiary of Borrower, without offset or reduction in respect of prepaid interest, restructuring fees or similar items MINUS, in the case of Nonrecourse Indebtedness of a Partnership that is otherwise included in Indebtedness of Borrower, the amount of such Indebtedness in excess of Borrower's Share thereof, provided, however, Borrower Debt shall not include Indebtedness consisting of an Accommodation Obligation with respect to the Indebtedness of a Simon Partnership.

          "BORROWER'S SHARE" means, in the case of a Partnership or a Simon Partnership, Borrower's percentage ownership interest in such Partnership or such Simon Partnership.

          "BORROWING" means a borrowing of Loans under the Facility.

          "BUSINESS DAY" means (i) with respect to any Borrowing, payment or rate determination of LIBOR Loans, a day, other than a Saturday or Sunday, on which Agent is open for business at its head office and on which dealings in Dollars are carried on in the London interbank market, and (ii) for all other purposes any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the Commonwealth of Massachusetts, or is a day on which banking institutions located in Massachusetts are required or authorized by law or other governmental action to close.

          "CAPITAL LEASES", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

          "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year after the date of acquisition thereof;
(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within ninety (90) days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from any two of Standard & Poor's Corporation, Moody's Investors Services, Inc., Duff and Phelps, or Fitch Investors (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services as may be acceptable to Agent) and not listed for possible down-grade in Credit Watch published by Standard & Poor's Corporation; (iii) commercial paper, other than commercial paper issued by Borrower or any of its Affiliates, maturing no more than ninety (90) days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either Standard & Poor's Corporation or Moody's Investor's Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investor's Service, Inc. shall be rating such obligations, then the highest rating from such other nationally recognized rating services as may be acceptable to Agent); (iv) domestic and Eurodollar certificates of deposit or time deposits or bankers' acceptances maturing within ninety (90) days after the date of acquisition thereof, overnight securities repurchase agreements, or reverse repurchase agreements secured by any of the foregoing types of securities or debt instruments issued, in each case, by (A) any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than Two Hundred Fifty Million Dollars ($250,000,000) or (B) any Lender, and (v) deposits in existing Merrill Lynch money market accounts maintained by Borrower, such deposits being the proceeds from the exercise of stock options pursuant to Borrower's employee stock option plans.

          "CIP BUDGET AMOUNT" means the total budgeted cost (as such budget shall be updated from time to time) of all Current Construction Projects (excluding Expansion Projects) owned by Borrower or any of its Subsidiaries or by any GP Partnership or Simon Partnership or with respect to which Borrower or any of its Subsidiaries has any type of funding obligation, construction management obligation or obligation to assure project completion or leasing, provided, however, that with respect to Current Construction Projects owned by a Simon Partnership for which the respective financial responsibilities of Simon and its Subsidiaries on the one hand and Borrower and its Subsidiaries on the other hand are in proportion to the respective ownership interests in the applicable Simon Partnership, there shall be excluded from the CIP Budget Amount the portion of such budgeted cost in excess of Borrower's Share in the applicable Simon Partnership. Such costs shall include, without limitation, all land acquisition costs (but may exclude costs of land used for expansion projects which was not purchased for the purpose of such expansion project), design and permitting costs, construction period real estate taxes, leasing costs including brokers' commissions and tenant improvements, allowances or reimbursements, construction costs and opening costs. With respect to any Construction Projects financed with Indebtedness other than this Facility, such costs shall also include construction period interest and all fees and expenses associated with such Indebtedness.

          "CLOSING DATE" means March 30, 1998.

          "COMMISSION" means the Securities and Exchange Commission.

          "COMMITMENT" means, with respect to any Lender, the principal amount set out under such Lender's name under the heading "Loan Commitment" on the signature pages attached to this Agreement or to any Amendment pursuant to
SECTION 2.10 or as set forth on an Assignment and Assumption executed by such Lender, as assignee.

          "COMPLETION DATE" means, with respect to a Construction Project, the date on which certificates of occupancy (or the equivalent) have been issued for at least 90% of the gross leasable area of such Construction Project.

          "COMPLIANCE CERTIFICATE" means a certificate in the form of EXHIBIT B delivered to Agent by Borrower pursuant to SECTION 2.1.2, SECTION 2.9.2, SECTION 3.1, SECTION 6.1.4, SECTION 6.1.11 or any other provision of this Agreement and covering Borrower's compliance with the financial covenants contained in ARTICLE IX.

          "CONFIDENTIAL INFORMATION" has the meaning ascribed to such term in
SECTION 6.3.

          "CONSTRUCTION PROJECT" means a project consisting of the construction of new buildings, additions to existing buildings, and/or rehabilitation of existing buildings (other than normal refurbishing and tenant fit-up work when one retail tenant leases space previously occupied by another retail tenant).

          "CONTAMINANT" means any pollutant (as that term is defined in 42 U.S.C. 9601(33)) or toxic pollutant (as that term is defined in 33 U.S.C. 1362(13)), hazardous substance (as that term is defined in 42 U.S.C. 9601(14)), hazardous chemical (as that term is defined by 29 CFR Section 1910.1200(c)), toxic substance, hazardous waste (as that term is defined in 42 U.S.C. 6903(5)), radioactive material, special waste, petroleum (including crude oil or any petroleum-derived substance, waste, or breakdown or decomposition product thereof), any constituent of any such substance or waste, including, but not limited to, polychlorinated biphenyls and asbestos, or any other substance or waste deleterious to the environment the release, disposal or remediation of which is now or at any time becomes subject to regulation under any Environmental Law.

          "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, lease, contract, undertaking, document or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting such Person or any of its properties).

          "COURT ORDER" means any judgment, writ, injunction, decree, rule or regulation of any court or Governmental Authority binding upon or applicable to the Person in question.

          "CURRENT CONSTRUCTION PROJECT" means a Construction Project from the time of commencement of construction of footings and foundations for such Construction Project until the Rent Stabilization Date of such Construction Project.

          "DEBT SERVICE" means, for any period, Interest Expense for such period PLUS scheduled principal amortization (I.E., excluding any balloon payment due at maturity) for such period on all Borrower Debt.

          "DECEMBER 31, 1997 FINANCIALS" has the meaning given to such term in
SECTION 5.9.

          "DEFAULTING LENDER" means any Lender which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation or, if no time frame is specified, if such failure or refusal continues for a period of five (5) Business Days after notice from Agent.

          "DOL" means the United States Department of Labor and any successor department or agency.

          "DOLLARS" AND "$" means the lawful money of the United States of America.

          "DRAWING DATE" means the date on which a draft under a Letter of Credit is paid by the Agent.

          "EBITDA" means, at any time, for the most recent Fiscal Quarter, the Borrower's earnings (or loss) before interest, taxes, depreciation and amortization, calculated for such period on a consolidated basis in conformity with GAAP and excluding earnings attributable to Simon Partnerships or minority interests MINUS gains (and PLUS losses) from extraordinary items or asset sales or write-ups or forgiveness of Indebtedness, MINUS percentage rent income for such Fiscal Quarter, PLUS twenty-five percent (25%) of the total percentage rent income during such Fiscal Quarter and the three immediately preceding Fiscal Quarters.

          "ELIGIBLE ASSIGNEE" means (i) (A) (1) a commercial bank organized under the laws of the United States or any state thereof; (2) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; or (3) a commercial bank organized under the laws of any other country or a political subdivision thereof, PROVIDED that (x) such bank is acting through a branch or agency located in the United States, or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; that (B) in each case, is (1) reasonably acceptable to Agent and Borrower, and (2) has total assets in excess of $10,000,000,000 and a rating on its (or its parent's) senior unsecured debt obligations of at least BBB by one of the Rating Agencies; or (ii) any Lender or Affiliate of any Lender; PROVIDED that no Affiliate of Borrower shall be an Eligible Assignee.

          "ENVIRONMENTAL LAWS" has the meaning set forth in SECTION 5.22.

          "ENVIRONMENTAL LIEN" means a Lien in favor of any Governmental Authority for (i) any liability under Environmental Laws, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

          "ERISA AFFILIATE" of any Person means any (i) corporation which is, becomes, or is deemed to be a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as such Person, (ii) partnership, trade or business (whether or not incorporated) which is, becomes or is deemed to be under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with such Person,
(iii) other Person which is, becomes or is deemed to be a member of the same "affiliated service group" (as defined in Section 414(m) of the Internal Revenue
Code) as such Person, or (iv) any other organization or arrangement described in
Section 414(o) of the Internal Revenue Code which is, becomes or is deemed to be required to be aggregated pursuant to regulations issued under Section 414(o) of the Internal Revenue Code with such Person pursuant to Section 414(o) of the Internal Revenue Code.

          "EVENT OF DEFAULT" means any of the occurrences set forth in ARTICLE X after the expiration of any applicable grace period expressly provided therein.

          "EXECUTIVE OFFICERS" mean David C. Bloom, William D. Bloom, Barry M. Ginsburg, Leslie T. Chao and Thomas J. Davis.

          "EXIT DATE has the meaning given to such term in SECTION 2.10.

          "EXPANSION PROJECTS" means Construction Projects consisting of the construction of additional buildings or building additions at a Portfolio Property or a Simon Property which has been open and operating as a retail center with a Property Occupancy Rate of at least 90% as of the start of such Construction Project so long as the increase in the gross leasable area of such Property as a result of such Construction Project does not exceed 150,000 square feet.

          "FACILITY" means the loan facility of One Hundred Sixty Million Dollars ($160,000,000) described in SECTION 2.1.1.

          "FAIR MARKET NET WORTH" means the Borrower's Adjusted Asset Value less Total Liabilities.

          "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

          "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal Funds brokers of recognized standing selected by Agent.

          "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System or any governmental authority succeeding to its functions.

          "FEE LETTER" means a certain fee letter between the Borrower and the Agent dated February 26, 1998, as amended, modified or replaced from time to time.

          "FINANCIAL STATEMENTS" has the meaning given to such term in SECTION 6.1.2.

          "FISCAL QUARTER" means each three-month period ending on March 31, June 30, September 30 and December 31.

          "FISCAL YEAR" means the fiscal year of Borrower which shall be the twelve (12) month period ending on the last day of December in each year.

          "FIXED CHARGES" means, for any period, Debt Service PLUS scheduled dividends or distributions due with respect to preferred partnership units in the Borrower or preferred stock in the REIT.

          "FIXED RATE NOTICE" means, with respect to a LIBOR Loan pursuant to
SECTION 2.1.2, a notice substantially in the form of EXHIBIT E.

          "FIXED RATE PREPAYMENT FEE" has the meaning given to such term in
SECTION 2.4.8(C).

          "FOREIGN AFFILIATES" means Value Retail PLC, a corporation formed under the laws of Great Britain and any other partnership or entity which may be sponsored by or affiliated with Value Retail PLC and any other Affiliate (which may need to be approved by Agent pursuant to SECTION 8.3) which may develop, own or finance one or more Foreign Properties.

          "FOREIGN INVESTMENTS" means the aggregate amount of all Investments by Borrower in Borrower's Foreign Affiliates plus the face amount of all Letters of Credit issued hereunder (or letters of credit issued by any other Person with respect to which Borrower is directly or contingently liable) for the benefit of such Foreign Affiliates, plus the aggregate Acquisition Prices of all Foreign Properties owned by Borrower or its Subsidiaries.

          "FOREIGN PROPERTIES" means all Properties which are not located within the boundaries of the United States.

          "FUNDING DATE" means, with respect to any Loan made after the Closing Date, the date of the funding of such Loan.

          "FUNDS FROM OPERATIONS" means, for any period, the Borrower's Funds From Operations determined in accordance with the definition approved by the National Association of Real Estate Investment Trusts.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local, municipal or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GP PARTNERSHIP" means any Partnership in which Borrower, the REIT or any Subsidiary of Borrower or the REIT is a general partner. As provided in
SECTION 8.8.1 the REIT may not become a partner in any additional Partnerships.

          "GUARANTOR SUBSIDIARY" means a Wholly-Owned Subsidiary which executes and delivers a guaranty of the Obligations in favor of the Agent and the Lenders, which guaranty shall be substantially in the form of the Guaranty from the REIT and shall be accompanied by certificates and a legal opinion reasonably acceptable to the Agent.

          "GUARANTY" means the Guaranty of even date herewith executed by the REIT in favor of the Agent and the Lenders.

          "INDEBTEDNESS", as applied to any Person (determined on a consolidated basis and without duplication), means the sum of (i) all indebtedness, obligations or other liabilities of such Person for borrowed money, (ii) all indebtedness, obligations or other liabilities of such Person evidenced by Securities or other similar instruments, (iii) all reimbursement obligations and other liabilities of such Person with respect to letters of credit or banker's acceptances issued for such Person's account, (iv) all obligations of such Person to pay the deferred purchase price of Property or services or to reimburse tenants for the costs of improvements constructed by such tenants on the Property of such Person, (v) all obligations in respect of Capital Leases of such Person, (vi) all Accommodation Obligations of such Person, (vii) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are assumed by, or are a personal liability of, such Person (including, without limitation, the principal amount of any assessment or similar indebtedness encumbering any property), (viii) all indebtedness, obligations or other liabilities (other than interest expense liability) in respect of Interest Rate Contracts and foreign currency exchange agreements, and
(ix) ERISA obligations currently due and payable. Indebtedness shall not include accrued ordinary operating expenses payable on a current basis.

          "INTEREST EXPENSE" means, for any period, total interest expense, whether paid, accrued or capitalized (including the interest component of Capital Leases) in respect of Borrower Debt, including, without limitation, amortization of loan acquisition costs, all commissions, discounts and other fees and charges owed with respect to letters of credit, net costs under Interest Rate Contracts, and Unused Facility Fees payable to Lenders.

          "INTEREST PERIOD" means, relative to any LIBOR Loans comprising part of the same Borrowing, the period beginning on (and including) the date on which such LIBOR Loans are made as, or converted into, LIBOR Loans, and ending on (but excluding) the day which numerically corresponds to such date thirty (30), sixty
(60) or ninety (90) days thereafter, in either case as Borrower may select in its relevant Notice of Borrowing pursuant to SECTION 2.1.2; PROVIDED, HOWEVER, that:

                      (a) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day; and

                      (b) no Interest Period may end later than the then applicable Termination Date.

          "INTEREST RATE CONTRACTS" means, collectively, interest rate swap, collar, cap or similar agreements providing interest rate protection.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time hereafter, and any successor statute.

          "INVESTMENT" means, as applied to any Person, any direct or indirect purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, of any other Person, and any direct or indirect loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, advances to employees and similar items made or incurred in the ordinary course of business), or capital contribution by such Person to any other Person, including all Indebtedness and accounts owed by that other Person which are not current assets or did not arise from sales of goods or services to that Person in the ordinary course of business.

          "INVESTMENT MORTGAGES" mean notes receivable or other indebtedness secured by mortgages or other security interests directly or indirectly owned by Borrower or any Subsidiary of Borrower, including certificates of interest in real estate mortgage investment conduits.

          "INVESTMENT PARTNERSHIP" means any Partnership in which Borrower or any Subsidiary of Borrower has an ownership interest, whose financial results are not consolidated under GAAP in the Financial Statements. Investment Partnerships do not include Simon Partnerships.

          "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

          "ISSUANCE DATE" means the date of issuance of any Letters of Credit.

          "LAND" means unimproved real estate, including future phases of a partially completed project, owned by Borrower or any Subsidiary of Borrower for the purpose of future development of improvements. For purposes of the foregoing definition, "unimproved" shall mean Land on which the construction of building improvements has not commenced or land on which construction has been discontinued for a continuous period longer than sixty (60) days prior to completion.

          "LEASE" means a lease or license between Borrower and a tenant or licensee with respect to premises located within a Portfolio Property.

          "LENDER TAXES" has the meaning given to such term in SECTION 2.4.7.

          "LENDERS" means BankBoston and any other bank, finance company, insurance or other financial institution which is or becomes a party to this Agreement by execution of a counterpart signature page hereto or an Assignment and Assumption, as assignee. With respect to matters requiring the consent to or approval of all Lenders at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and, for voting purposes only, "all Lenders" shall be deemed to mean "all Lenders other than Defaulting Lenders".

          "LETTER OF CREDIT" means a letter of credit issued by the Agent for the account of Borrower pursuant to SECTION 2.9.

          "LIABILITIES AND COSTS" means all claims, judgments, liabilities, obligations, responsibilities, losses, damages (including lost profits), punitive or treble damages, costs, disbursements and expenses (including, without limitation, reasonable attorneys, experts' and consulting fees and costs of investigation and feasibility studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

          "LIBOR" means, relative to any Interest Period for any LIBOR Loan included in any Borrowing, the per annum rate (reserve adjusted as hereinbelow provided) of interest quoted by Agent, rounded upwards, if necessary, to the nearest one-sixteenth of one percent (0.0625%) at which Dollar deposits in immediately available funds are offered to Agent by leading banks in the Eurodollar interbank market two (2) Business Days prior to the beginning of such Interest Period, for delivery on the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount equal or comparable to the LIBOR Loan to which such Interest Period relates. The foregoing rate of interest shall be reserve adjusted by dividing LIBOR by one (1.00) minus the LIBOR Reserve Percentage, with such quotient to be rounded upward to the nearest whole multiple of one-hundredth of one percent (0.01%). All references in this Agreement or other Loan Documents to LIBOR shall mean and include the aforesaid reserve adjustment.

          "LIBOR LOAN" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to LIBOR.

          "LIBOR OFFICE" means, relative to any Lender, the office of such Lender designated as such on the counterpart signature pages hereto or such other office of a Lender as designated from time to time by notice from such Lender to Agent, whether or not outside the United States, which shall be making or maintaining LIBOR Loans of such Lender.

          "LIBOR RESERVE PERCENTAGE" means, relative to any Interest Period for LIBOR Loans made by any Lender, the reserve percentage (expressed as a decimal) equal to the actual aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transactional adjustments or other scheduled changes in reserve requirements) announced within Agent as the reserve percentage applicable to Agent as specified under regulations issued from time to time by the Federal Reserve Board. The LIBOR Reserve Percentage shall be based on Regulation D of the Federal Reserve Board or other regulations from time to time in effect concerning reserves for "Eurocurrency Liabilities" from related institutions as though Agent were in a net borrowing position.

          "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights-of-way, zoning restrictions and the like), lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including without limitation any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement or document having similar effect (other than a financing statement filed by a "true" lessor pursuant to Section 9408 of the Uniform Commercial
Code) naming the owner of the asset to which such Lien relates as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

          "LOAN ACCOUNT" has the meaning given to such term in SECTION 2.3.

          "LOAN DOCUMENTS" means this Agreement, the Loan Notes, the Guaranty and all other agreements, instruments and documents (together with amendments and supplements thereto and replacements thereof) now or hereafter executed by the Borrower, which evidences or relates to the Obligations.

          "LOAN NOTES" means the promissory notes evidencing the Loans in the aggregate original principal amount of One Hundred Sixty Million Dollars ($160,000,000) executed by Borrower in favor of Lenders, as they may be amended, supplemented, replaced or modified from time to time. The initial Loan Notes and any replacements thereof shall be substantially in the form of EXHIBIT C.

          "LOANS" means the Loans made pursuant to the Facility.

          "LONG TERM UNSECURED INDEBTEDNESS" means all Unsecured Indebtedness which at the time of determination has a maturity of not less than five (5) years.

          "MAJORITY PARTNERSHIP" means any Partnership in which Borrower has an ownership interest, whose financial results are consolidated under GAAP in the Financial Statements.

          "MATERIAL ADVERSE EFFECT" means, with respect to a Person or Property, a material adverse effect upon the condition (financial or otherwise), operations, performance or properties of such Person or Property. The phrase "has a Material Adverse Effect" or "will result in a Material Adverse Effect" or words substantially similar thereto shall in all cases be intended to mean "has resulted, or will or could reasonably be anticipated to result, in a Material Adverse Effect", and the phrase "has no (or does not have a) Material Adverse Effect" or "will not result in a Material Adverse Effect" or words substantially similar thereto shall in all cases be intended to mean "does not or will not or could not reasonably be anticipated to result in a Material Adverse Effect".

          "MATERIALLY DEFAULTED LEASES" means Leases under which the tenant has failed to make any payment of base rent, percentage rent or additional rent when due and such failure has continued for more than ninety (90) days after the due date of the applicable payment or any Lease which the Borrower has terminated based on any default by the Tenant thereunder.

          "MAXIMUM LOAN AMOUNT" means, at any time, the amount of the Facility from time to time less the aggregate face amount of Letters of Credit outstanding hereunder provided, however, that after any Event of Default has occurred and until the same shall have been remedied or waived pursuant to
SECTION 12.4, the Maximum Loan Amount shall be zero.

          "MULTIEMPLOYER PLAN" means an employee benefit plan defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by a Person or an ERISA Affiliate of such Person.


          "NET OPERATING INCOME" means with respect to any Fiscal Quarter of the Borrower and with respect to any one or more of its Properties, (i) the total rental and other operating income from the operation of such Properties after deducting all expenses and other proper charges incurred by the Borrower in connection with the operation of such Properties during such Fiscal Quarter, including, without limitation, property operating expenses, real estate taxes and bad debt expenses, but before payment or provision for debt service, income taxes, and depreciation, amortization, and other non-cash expenses, all as determined in accordance with generally accepted accounting principles, MINUS
(ii) percentage rent income of such Properties for such Fiscal Quarter, PLUS
(iii) twenty-five percent (25%) of the total percentage rent income of such Properties during such Fiscal Quarter and the three immediately preceding Fiscal Quarters, minus (iv) the Replacement Reserve Amount for such Properties. With respect to Properties located outside of the United States, Net Operating Income shall be converted from the currency in which the applicable income and expenses are paid to Dollars using the currency exchange rates in effect as of the end of the applicable Fiscal Quarter.

          "NET OFFERING PROCEEDS" means all cash proceeds received by the REIT as a result of the sale of common, preferred or other classes of stock in the REIT (if and only to the extent reflected in stockholders' equity on the consolidated balance sheet of the REIT prepared in accordance with GAAP) LESS customary costs and discounts of issuance paid by the REIT, all of which proceeds shall have been concurrently contributed by the REIT to Borrower as additional capital.

          "NON PRO RATA LOAN" means a Loan with respect to which fewer than all Lenders have funded their respective Pro Rata Shares of such Loans and the failure of the non-funding Lender or Lenders to fund its or their respective Pro Rata Shares of such Loan constitutes a breach of this Agreement.

          "NON-RETAIL PROPERTIES" means Portfolio Properties which are not intended to be used as or in connection with a retail Property including residential or other Properties in the vicinity of Construction Projects acquired to facilitate the obtaining of governmental permits or the resolution of zoning or land use issues related to such Construction Projects.

          "NONRECOURSE INDEBTEDNESS" means Indebtedness with respect to which recourse for payment is contractually limited to specific assets encumbered by a Lien securing such Indebtedness.

          "NON-RENEWING LENDER" has the meaning given to such term in SECTION 2.10.

          "NOTICE OF BORROWING" means, with respect to a proposed Borrowing pursuant to SECTION 2.1.2, a notice substantially in the form of EXHIBIT D.

          "OBLIGATIONS" means, from time to time, all Indebtedness of Borrower owing to Agent, any Lender or any Person entitled to indemnification pursuant to
SECTION 12.2, or any of their respective successors, transferees or assigns, of every type and description, whether or not evidenced by any note, guaranty or other instrument, arising under or in connection with this Agreement or any other Loan Document, whether or not for the payment of money, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements, reasonable fees and disbursements of expert witnesses and other consultants, and any other sum now or hereinafter chargeable to Borrower under or in connection with this Agreement or any other Loan Document.

          "OFFICER'S CERTIFICATE" means a certificate signed by a specified officer of a Person certifying as to the matters set forth therein.

          "OPERATING CASH FLOW" means, at any time, for the most recent Fiscal Quarter, EBITDA MINUS cash income taxes paid during such Fiscal Quarter and not deducted on the Financial Statements in determining earnings for such Fiscal Quarter or any prior period MINUS the Replacement Reserve Amount for the Portfolio Properties.

          "PARTNERSHIP" means any general or limited partnership, joint venture, corporation, limited liability company or limited liability partnership in which Borrower, the REIT or any Subsidiary of Borrower or the REIT has an ownership interest and which is not a Wholly-Owned Subsidiary, excluding, however, the Simon Partnerships.

          "PARTNERSHIP AGREEMENT" means, with respect to any Partnership, on a collective basis, its partnership agreement, its agreement of limited partnership agreement and certificate of limited partnership (if any), its operating or management agreement and articles or certificate of organization, or other organizational or governance document(s).

          "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to the functions thereof.

          "PERMIT" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

          "PERMITTED LIENS" means:

                      (a) Liens (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority or claims not yet due or not yet required to be paid pursuant to SECTION 7.4;

                      (b) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including without limitation surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations;

                      (c) any laws, ordinances, easements, rights of way, restrictions, exemptions, reservations, conditions, defects or irregularities in title, limitations, covenants or other matters that, in the aggregate, do not in the reasonable opinion of Borrower (i) materially interfere with the occupation, use and enjoyment of the Property or other assets encumbered thereby, by the Person owning such Property or other assets, in the normal course of its business or (ii) materially impair the value of the Property subject thereto;

                      (d) Liens imposed by laws, such as mechanics' liens and other similar liens arising in the ordinary course of business which either (i) have been in existence for less than 120 days from the date of filing or (ii) have been in existence for longer than said 120 days so long as the aggregate amount of all such Liens is less than $100,000 for each Construction Project and the Borrower is in good faith contesting the validity or amount thereof by appropriate proceedings, provided however that any Lien permitted under this paragraph must be discharged prior to foreclosure thereof;

                      (e) Leases to tenants which are not Affiliates of Borrower existing on the date hereof or subsequently entered into in the ordinary course of business;

                      (f) Liens securing judgments or awards permitted by
         SECTION 8.10(D); and

                      (g) Liens securing purchase money Indebtedness permitted by SECTION 8.10(F) provided that each such Lien shall encumber only the specific item of equipment purchased with the proceeds of the Indebtedness secured thereby.

          "PERSON" means any natural person, employee, corporation, limited partnership, general partnership, joint stock company, limited liability company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other non-governmental entity, or any Governmental Authority.

          "PLAN" means an employee benefit plan defined in Section 3(3) of ERISA (other than a Multiemployer Plan) in respect of which Borrower or an ERISA Affiliate, as applicable, is an "employer" as defined in Section 3(5) of ERISA.

          "PORTFOLIO OCCUPANCY RATE" means, with respect to the Portfolio Properties at any time, the ratio, as of such date, expressed as a percentage, of (i) the gross leasable area of all Portfolio Properties occupied by tenants paying rent pursuant to Leases other than Materially Defaulted Leases, to (ii) the aggregate gross leasable area of all Portfolio Properties excluding from both (i) and (ii) the gross leasable area of Construction Projects thereon prior to the date which is 3 months after the Rent Stabilization Date for such Construction Project. Only premises which are actually open for business shall be counted as occupied. Non-Retail Properties shall be excluded from Portfolio Properties for purposes of this definition.

          "PORTFOLIO PROPERTIES" means real property improved with one or more completed buildings that is owned directly or indirectly, in whole or in part, by Borrower, any Subsidiary of Borrower or any Partnership, including the Unencumbered Properties and the Properties listed on SCHEDULE 1.1, as such schedule may be updated from time to time to reflect the acquisition or disposition of Portfolio Properties. Portfolio Properties do not include the Simon Properties.

          "PREPAYMENT DATE" has the meaning given to such term in SECTION 2.4.8(C).

          "PRO FORMA UNSECURED DEBT SERVICE CHARGES" means, for any Fiscal Quarter of the Borrower, the sum of (a) an amount determined by the Borrower (and approved by the Agent in its sole discretion) based on a twenty-five (25) year mortgage style amortization schedule, calculated on the outstanding principal amount of all Unsecured Indebtedness excluding Long Term Unsecured Indebtedness and an interest rate equal to the greater of (i) the weighted average annual interest rate actually applicable to all Unsecured Indebtedness excluding Long Term Unsecured Indebtedness during such Fiscal Quarter or (ii) the then current ten (10) year U.S. Treasury bill yield plus one and three-quarters percent (1.75%) plus (b) one-quarter of the actual debt service charges due during the current fiscal year pursuant to the Long Term Unsecured Indebtedness.

          "PRO RATA SHARE" means, with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender's Commitment and the denominator of which shall be the aggregate amount of all of the Lenders' Commitments.

          "PROCEEDINGS" means, collectively, all actions, suits and proceedings before, and investigations commenced or threatened by or before, any court or Governmental Authority with respect to a Person.

          "PROPERTY" means, as to any Person, all real or personal property (including, without limitation, buildings, facilities, structures, equipment and other assets, tangible or intangible) owned by such Person.

          "PROPERTY OCCUPANCY RATE" means, with respect to any Portfolio Property or Simon Property at any time, the ratio, as of such date, expressed as a percentage, of (i) the gross leasable area of such Portfolio Property or Simon Property occupied by tenants paying rent pursuant to Leases other than Materially Defaulted Leases, to (ii) the aggregate gross leasable area of such Portfolio Property or Simon Property, excluding from both (i) and (ii) the gross leasable area of Construction Projects prior to the date which is 3 months after the Rent Stabilization Date for such Construction Project. Only premises which are actually open for business shall be counted as occupied.

          "RATING AGENCY" means either of (i) Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or (ii) Moody's Investors Services, Inc.

          "RECOURSE SIMON DEBT AMOUNT" means the aggregate amount of the Indebtedness of any Simon Partnership for which the Borrower has recourse liability pursuant to a guaranty or other Accommodation Obligation provided, however, that with respect to any such Indebtedness guaranteed jointly and severally by Borrower and Simon (and with respect to which Borrower would have a contribution claim against Simon) the Recourse Simon Debt Amount shall exclude the amount of such guaranteed Indebtedness in excess of Borrower's Share in the applicable Simon Partnership.

          "REGULATIONS G, T, U AND X" mean such Regulations of the Federal Reserve Board as in effect from time to time.

          "REIT" means Chelsea GCA Realty, Inc., a Maryland corporation.

          "RELEASE" means the release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property.

          "REMEDIAL ACTION" means any action required by applicable Environmental Laws to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (iii) perform preremedial studies and investigations and post-remedial monitoring and care.

          "RENEWAL DATE" has the meaning given to such term in SECTION 2.10.

          "RENT STABILIZATION DATE" means, with respect to each Construction Project, the date which shall be (i) the first day of a Fiscal Quarter (ii) not more than six (6) months after the date on which the first certificate of occupancy (or the equivalent) has been issued for any portion of such Construction Project and (iii) set forth in a notice from Borrower to Agent given prior to such Rent Stabilization Date.

          "REPLACEMENT RESERVE AMOUNT" means, with respect to any Property or group of Properties for any Fiscal Quarter, a reserve for replacement reserves, leasing costs and recurring capital expenditures equal to the product of $0.075 TIMES the gross leasable area of such Property or group of Properties excluding the gross leasable area of any Construction Project thereon prior to the Rent Stabilization Date with respect to such Construction Project.

          "REPORTABLE EVENT" means any of the events described in Section 4043(b) of ERISA, other than an event for which the thirty (30) day notice requirement is waived by regulations.

          "REQUIREMENTS OF LAW" mean, as to any Person, the charter and by-laws, Partnership Agreement or other organizational or governing documents of such Person, and any law, rule or regulation, Permit, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including without limitation, the Securities Act, the Securities Exchange Act, Regulations G, T, U and X, FIRREA and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or occupational safety or health law, rule or regulation.

          "REQUISITE LENDERS" mean, collectively, Lenders whose Pro Rata Shares, in the aggregate, are at least sixty-six and two-thirds percent (66-2/3%), PROVIDED that, in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Pro Rata Shares of Lenders shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of such Defaulting Lenders and PROVIDED, FURTHER, that the Agent must always be among the Requisite Lenders except that after an Event of Default described in SECTION 10.1.1 decisions by the Requisite Lenders to accelerate and/or exercise remedies pursuant to SECTION 10.2.1 shall be made without regard to whether the Agent is among the Requisite Lenders.

          "REVOLVING LOANS" means the Revolving Loans made pursuant to the Facility under SECTION 2.1.1.

          "SECURED BORROWER DEBT" means all Borrower Debt that is secured by a Lien on any Property.

          "SECURITIES" means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the Obligations, PROVIDED that Securities shall not include Cash Equivalents, Investment Mortgages or interests in Partnerships.

          "SECURITIES ACT" means the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.

          "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.

          "SENIOR LOANS" has the meaning given to such term in SECTION 11.4.2.

          "SIMON" means Simon DeBartolo Group, L.P.

          "SIMON PARTNERSHIP" means each limited liability company general or limited partnership, corporation or joint venture in which ownership interests are held by (i) Borrower or one of its Wholly-Owned Subsidiaries and (ii) Simon or one of its wholly-owned Subsidiaries.

          "SIMON PARTNERSHIP CASH FLOW" means, at any time, with respect to any Simon Partnership, for the most recent Fiscal Quarter, Simon Partnership EBITDA of such Simon Partnership MINUS the Replacement Reserve Amount for the Simon Property owned by such Simon Partnership.

          "SIMON PARTNERSHIP EBITDA" means, at any time, with respect to any Simon Partnership, for the most recent Fiscal Quarter, such Simon Partnership's earnings (or loss) before interest, taxes, depreciation and amortization, calculated for such period on a consolidated basis in conformity with GAAP minus gains (and PLUS losses) from extraordinary items or asset sales or write-ups or forgiveness of Indebtedness, MINUS percentage rent income for such Fiscal Quarter, PLUS twenty-five percent (25%) of the total percentage rent income during such Fiscal Quarter and the three immediately preceding Fiscal Quarters.

          "SIMON PARTNERSHIP VALUE" means, as at any date of determination, with respect to any Simon Partnership, the Borrower's Share of an amount equal to the excess, if any, of (i) (A) Simon Partnership Cash Flow of such Simon Partnership for the most recently ended Fiscal Quarter, TIMES (B) four (4), DIVIDED BY (C) 0.095, MINUS (ii) all Indebtedness and other liabilities of such Simon Partnership.

          "SIMON PROPERTY" means any Property owned by a Simon Partnership.

          "SOLVENT" means, as to any Person at the time of determination, that such Person (i) owns property the value of which (both at fair valuation and at present fair saleable value) is greater than the amount required to pay all of such Person's liabilities (including contingent liabilities and debts); (ii) is able to pay all of its debts as such debts mature; and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

          "SUBSIDIARY" of a Person means any corporation, Partnership, trust or other non-Partnership entity of which a majority of the stock (or equivalent ownership or controlling interest) having voting power to elect a majority of the Board of Directors (if a corporation) or to select the trustee or equivalent controlling interest, shall, at the time such reference becomes operative, be directly or indirectly owned or controlled by such Person.

          "TAXES" means all federal, state, local and foreign income and gross receipts taxes.

          "TERMINATION DATE" has the meaning given to such term in SECTION
2.1.4.

          "TERMINATION EVENT" means (i) any Reportable Event, (ii) the withdrawal of a Person, or an ERISA Affiliate from a Benefit Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the occurrence of an obligation arising under Section 4041 of ERISA of a Person or an ERISA Affiliate to provide affected parties with a written notice of an intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA, (iv) the institution by the PBGC of proceedings to terminate any Benefit Plan under Section 4042 of ERISA,
(v) any event or condition which constitutes grounds under Section 4042 of ERISA for the appointment of a trustee to administer a Benefit Plan, (vi) the partial or complete withdrawal of such Person or any ERISA Affiliate from a Multiemployer Plan, or (vii) the adoption of an amendment by any Person or any ERISA Affiliate to terminate any Benefit Plan.

          "TOTAL LIABILITIES" means (i) all Indebtedness of Borrower and its Subsidiaries (excluding Indebtedness relating to the Indebtedness of Simon Partnerships), whether or not such Indebtedness would be included as a liability on the balance sheet of Borrower in accordance with GAAP, plus (ii) all other liabilities of every nature and kind of Borrower and its Subsidiaries that would be included as liabilities on the balance sheet of Borrower in accordance with GAAP plus (iii) the Recourse Simon Debt Amount.

          "UNENCUMBERED NET OPERATING INCOME" means, with respect to any Fiscal Quarter of the Borrower, the sum of the Net Operating Income of all of its Properties which were Unencumbered Properties hereunder during such Fiscal Quarter.

          "UNENCUMBERED PROPERTY" means a Property which at the date of determination, (i) is owned in fee by Borrower or by a Guarantor Subsidiary,
(ii) is improved with one or more completed retail buildings of a type consistent with Borrower's business strategy; (iii) is not directly or indirectly subject to any Lien (other than Permitted Liens) or to any negative pledge agreement or other agreement (other than this Agreement) that prohibits the creation of any Lien thereon; (iv) is a Property with respect to which each of the representations contained in SECTION 5.22 and in SECTION 5.23 hereof is true and accurate as of such date of determination; (v) may be legally conveyed separately from any other Real Estate without the need to obtain any subdivision approval, zoning variance or other consent or approval from an unrelated Person;
(vi) is located in the United States, and (vii) to the extent requested by the Agent, the Borrower has delivered to the Agent historical operating and leasing information relating to such Unencumbered Property, in form and substance satisfactory to the Agent.

          "UNENCUMBERED PROPERTY VALUE" means, with respect to any Unencumbered Property at any time, an amount computed as follows: (a) the Net Operating Income of such Unencumbered Property for the most recent Fiscal Quarter for which financial statements have been delivered to the Agent pursuant to SECTION 6.1; (b) then multiplying by four (4); and (c) dividing such product by 0.095. With respect to any Unencumbered Property which, during the applicable Fiscal Quarter, has been acquired by Borrower or has had the building or buildings being constructed thereon completed and occupied by tenants, Borrower may compute the Unencumbered Property Value for such Unencumbered Property based on a pro forma Net Operating Income for such Fiscal Quarter, which computation must be approved by the Agent.

          "UNMATURED EVENT OF DEFAULT" means an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

          "UNSECURED INDEBTEDNESS" means all Indebtedness of Borrower or of any of its Subsidiaries which is not secured by a Lien on any Properties including, without limitation, the Loans, the Borrower's reimbursement obligations relating to the Letters of Credit, the BankBoston Term Loan, the Unsecured Term Notes and any Indebtedness evidenced by any bonds, debentures, notes or other debt securities which may be hereafter issued by Borrower or by the REIT. Unsecured Indebtedness shall not include accrued ordinary operating expenses payable on a current basis.

          "UNSECURED TERM NOTE INDENTURE" means the Indenture dated as of January 23, 1996 among the Borrower, the REIT and State Street Bank and Trust Company, as trustee, as supplemented by First Supplemental Indenture dated as of January 23, 1996, by Second Supplemental Indenture dated as of October 23, 1996 and by Third Supplemental Indenture dated as of October 21, 1997, and as hereafter amended or further supplemented.

          "UNSECURED TERM NOTE SECURED DEBT LIMITATION" means the provision contained in the Unsecured Term Note Indenture which limits the Borrower's "Secured Debt" to not more than 40% of its "Adjusted Total Assets" (as such quoted terms are defined in said Indenture). If the Unsecured Term Note Indenture is amended to reduce the permitted amount of Secured Borrower Debt this defined term shall automatically be deemed to incorporate such amendment, but if the Unsecured Term Note Indenture is amended to increase the permitted amount of Secured Borrower Debt this definition shall not be deemed to incorporate such amendment until the same has been approved by the Requisite Lenders.

          "UNSECURED TERM NOTES" means, collectively, (i) Borrower's 7 3/4% notes due 2001 in the aggregate principal amount of $100,000,000, (ii) Borrower's Remarketed Floating Rate Reset Notes due 2001 in the aggregate principal amount of $60,000,000, (iii) Borrower's 7 1/4% notes due 2007 in the aggregate principal amount of $125,000,000 and (iv) any other unsecured indebtedness of the Borrower which at the time of its issuance matures not earlier than 24 months after the then applicable Termination Date.

          "UNUSED AMOUNT" has the meaning given to such term in SECTION 2.5.1.

          "UNUSED FACILITY FEE" has the meaning given to such term in SECTION 2.5.1.

          "VALUE OF ALL UNENCUMBERED PROPERTIES" means, when determined as of the end of a Fiscal Quarter, an amount computed as follows: (a) Unencumbered Net Operating Income; (b) then multiplying by four (4); and (c) dividing such product by 0.095. When determined as of a date which is during a Fiscal Quarter based on an updated list of Unencumbered Properties attached to the applicable Compliance Certificate, the Value of All Unencumbered Properties most recently computed as provided in the preceding sentence of this definition will be adjusted by subtracting the Unencumbered Property Value of the previous Unencumbered Properties which have been deleted from such list and by adding the Unencumbered Property Value of the Unencumbered Properties which have been added to such list

          "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary which is 100% owned by Borrower.

          "WOODBURY COMMON" means the Property owned by Borrower located at the intersection of NY State Route 32 and the New York State Thruway in the Town of Woodbury, Orange County, New York, including all expansions and additions thereto.

          1.2 COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to and including". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed.

          1.3 TERMS.

               1.3.1 Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP. All references herein to Borrower, the REIT or any other Person, in connection with any financial or related covenant, representation or calculation, shall be understood to mean and refer to Borrower, the REIT and such other Person on a consolidated basis in accordance with GAAP, unless otherwise specifically provided and subject in all events to any adjustments herein set forth.

               1.3.2 Any time the phrase "to the best of Borrower's knowledge" or a phrase similar thereto is used herein, it means: "to the actual knowledge of the then executive or senior officers of Borrower and the REIT, after reasonable inquiry of those agents, employees or contractors of the REIT or Borrower who could reasonably be anticipated to have knowledge with respect to the subject matter or circumstances in question and after review of those documents or instruments which could reasonably be anticipated to be relevant to the subject matter or circumstances in question provided that such reasonable inquiry need not be undertaken at the time of each Compliance Certificate."

               1.3.3 In each case where the consent or approval of Agent, all Lenders and/or Requisite Lenders is required, or their non-obligatory action is requested by Borrower, such consent, approval or action shall be in the sole and absolute discretion of Agent and, as applicable, each Lender, unless otherwise specifically indicated.

               1.3.4 Any time the word "or" is used herein, unless the context otherwise clearly requires, it has the inclusive meaning represented by the phrase "and/or". The words "hereof", "herein", "hereby", "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit and schedule references are to this Agreement unless otherwise specified. Any reference in this Agreement to this Agreement or to any other Loan Document includes any and all amendments, modifications, supplements, renewals or restatements thereto or thereof, as applicable.


                                   ARTICLE II

                           LOANS AND LETTERS OF CREDIT

          2.1  LOAN ADVANCES AND REPAYMENT.

               2.1.1 MAXIMUM LOAN AMOUNT. Subject to the terms and conditions set forth in this Agreement, Lenders hereby agree to make Loans to Borrower from time to time during the period from the Closing Date to the Business Day next preceding the Termination Date, in an aggregate outstanding principal amount which shall not exceed the Maximum Loan Amount at any time. All Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Loan hereunder and that the Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make a Loan. Loans may be voluntarily prepaid pursuant to
SECTION 2.6.1 and, subject to the provisions of this Agreement, any amounts so prepaid may be reborrowed under this SECTION 2.1.1. The principal balance of the Loans shall be payable in full on the Termination Date. The Loans will be evidenced by the Loan Notes.

               2.1.2 NOTICE OF BORROWING.

                    (a)         (i)          Whenever Borrower desires to
         borrow under this SECTION 2.1, but in no event more than three (3) times during any one (1) calendar month, Borrower shall give Agent, at 115 Perimeter Center Place, N.E., Suite 500, Atlanta, GA 30346, Attn:
         Lori Y. Litow (Fax No. (770)390-8434) or such other address as Agent shall designate, an original or facsimile NOTICE OF BORROWING no later than 9:00 A.M. (Eastern time), not less than three (3) nor more than five (5) Business Days prior to the proposed Funding Date of each Loan. Each Notice of Borrowing shall be accompanied by a Compliance Certificate which shall update the information as of the end of a Fiscal Quarter provided in the Compliance Certificate most recently delivered pursuant to SECTION 6.1.4 to demonstrate on a pro forma basis compliance with the covenant set forth in SECTION 9.4 after the advance of the requested Loan, provided, however, that no such Compliance Certificate will be required if the aggregate amount of the requested Loan and all other Loans advanced and Letters of Credit issued since the most recently delivered Compliance Certificate is less than $25,000,000. Such pro forma Compliance Certificate shall take into account all borrowings and loan repayments, the issuance, expiration or cancellation of any Letters of Credit and all Property acquisitions and sales which may have occurred between the end of the last Fiscal Quarter and the proposed Funding Date. The Agent shall notify each Lender by telephone or facsimile with regard to each Notice of Borrowing not later than 11:00 A.M. (Eastern Time) on the second Business Day preceding the proposed Funding Date.

                                (ii)         Notwithstanding the
         foregoing or any other provision hereof to the contrary a Notice of Borrowing may be given not less than two (2) Business Days prior to the proposed Funding Date of a Loan if the additional Borrowing shall be requested as a Base Rate Loan.

                                (iii)        Each Notice of Borrowing
         shall specify (1) the Funding Date (which shall be a Business Day) in respect of the Loan, (2) the amount of the proposed Loan, PROVIDED that the aggregate amount of such proposed Loan shall equal Four Million Dollars ($4,000,000) or integral multiples of One Million Dollars ($1,000,000) in excess thereof, (3) whether the Loan to be made thereunder will be a Base Rate Loan or a LIBOR Loan and, if a LIBOR Loan, the Interest Period, (4) to which account of Borrower the funds are to be directed, and (5) the proposed use of such Loan. Any Notice of Borrowing pursuant to this SECTION 2.1.2 shall be irrevocable.

                    (b) Borrower may elect (i) to convert LIBOR Loans or any portion thereof into Base Rate Loans, (ii) to convert Base Rate
Loans or any portion thereof to LIBOR Loans, or (iii) to continue any LIBOR Loans or any portion thereof for an additional Interest Period, PROVIDED, HOWEVER, that the aggregate amount of the Loans being converted into or continued as LIBOR Loans shall equal Four Million Dollars ($4,000,000) or an integral multiple of One Million Dollars ($1,000,000) in excess thereof. The applicable Interest Period for the continuation of any LIBOR Loan shall commence on the day on which the next preceding Interest Period expires. The conversion of a LIBOR Loan to a Base Rate Loan shall only occur on the last Business Day of the Interest Period relating to such LIBOR Loan; such conversion shall occur automatically in the absence of an election under CLAUSE (III) above. Each election under CLAUSE (II) or CLAUSE (III) above shall be made by Borrower giving Agent an original or facsimile Notice of Borrowing no later than 9:00 A.M. (Eastern time), not less than three (3) nor more than five (5) Business Days prior to the date of a conversion to or continuation of a LIBOR Loan, specifying, in each case (1) the amount of the conversion or continuation, (2) the Interest Period therefor, and (3) the date of the conversion or continuation (which date shall be a Business Day).

                     (c)         Upon receipt of a Notice of Borrowing
in proper form requesting LIBOR Loans under SUBPARAGRAPH (A) or (B) above, Agent shall determine the LIBOR applicable to the Interest Period for such LIBOR Loans, and shall, prior to the beginning of such Interest Period, give (by facsimile) a FIXED RATE NOTICE in respect thereof to Borrower and Lenders; PROVIDED, HOWEVER, that failure to give such notice to Borrower shall not affect the validity of such rate. Each determination by Agent of the LIBOR shall be conclusive and binding upon the parties hereto in the absence of manifest error.

               2.1.3 MAKING OF LOANS. Subject to SECTION 11.3, Agent shall make the proceeds of Loans available to Borrower on such Funding Date and shall disburse such funds in Dollars in immediately available funds to Borrower's commercial demand account at BankBoston or such other account specified in the Notice of Borrowing acceptable to Agent.

               2.1.4. TERM. The outstanding balance of the Loans shall be payable in full on the earliest to occur of (i) the third anniversary of the Closing Date, or, if the Facility has been renewed pursuant to SECTION 2.10, the third anniversary of the last Renewal Date, (ii) the acceleration of the Loans pursuant to SECTION 10.2.1, or (iii) Borrower's written notice to Agent (pursuant to SECTION 2.6.1) of Borrower's election to prepay all accrued obligations and terminate all Commitments (the "TERMINATION DATE").

          2.2 AUTHORIZATION TO OBTAIN LOANS. Each of Borrower's President, Chief Financial Officer, Senior Vice President-Finance and Treasurer are hereby authorized by Borrower to sign Notices of Borrowing and Letter of Credit Requests. Borrower may provide Agent with documentation satisfactory to Agent indicating the names of other officers or employees of Borrower authorized by Borrower to sign Notices of Borrowing and Letter of Credit Requests, and Agent and Lenders shall be entitled to rely on such documentation until notified in writing by Borrower of any change(s) of the persons so authorized. Agent shall be entitled to act on the instructions of anyone identifying himself or herself as one of the Persons authorized to execute a Notice of Borrowing or Letter of Credit Request, and Borrower shall be bound thereby in the same manner as if such Person were actually so authorized. Borrower agrees to indemnify, defend and hold Lenders and Agent harmless from and against any and all Liabilities and Costs which may arise or be created by the acceptance of instructions in any Notice of Borrowing or Letter of Credit Request, unless caused by the gross negligence of the Person to be indemnified.

          2.3 LENDERS' ACCOUNTING. Agent shall maintain a loan account (the "LOAN ACCOUNT") on its books in which shall be recorded (i) the names and addresses and the Commitments of Lenders, and principal amount of Loans owing to each Lender from time to time, and (ii) all advances and repayments of principal and payments of accrued interest under the Loans, as well as payments of the Unused Facility Fee, as provided in this Agreement.

          2.4 INTEREST ON THE LOANS.

               2.4.1 BASE RATE LOANS. Subject to SECTION 2.4.4, all Base Rate Loans shall bear interest on the average daily unpaid principal amount thereof from the date made until paid in full at a fluctuating rate per annum equal to the Base Rate. Base Rate Loans shall be made in minimum amounts of Four Million Dollars ($4,000,000) or an integral multiple of One Million ($1,000,000) in excess thereof.

               2.4.2 LIBOR LOANS. Subject to SECTIONS 2.4.4 and 2.4.8, all LIBOR Loans shall bear interest on the unpaid principal amount thereof during the Interest Period applicable thereto at a rate per annum equal to the sum of LIBOR for such Interest Period PLUS the Applicable LIBOR Rate Margin. LIBOR Loans shall be in tranches of Four Million Dollars ($4,000,000) or One Million Dollar ($1,000,000) increments in excess thereof. No more than eight (8) LIBOR Loan tranches shall be outstanding at any one time. Notwithstanding anything to the contrary contained herein and subject to the Default Interest provisions contained in SECTION 2.4.4, if an Event of Default occurs and as a result thereof the Commitments are terminated, all LIBOR Loans will convert to Base Rate Loans upon the expiration of the applicable Interest Periods therefor or the date all Loans become due, whichever occurs first.

               2.4.3 INTEREST PAYMENTS. Subject to SECTION 2.4.4, interest accrued on all Loans shall be payable by Borrower, in the manner provided in
SECTION 2.6.2, in arrears on the first Business Day of the first calendar month following the Closing Date, the first Business Day of each succeeding calendar month thereafter, and on the Termination Date.

               2.4.4 DEFAULT INTEREST. Notwithstanding the rates of interest specified in SECTIONS 2.4.1 and 2.4.2 and the payment dates specified in SECTION 2.4.3, effective immediately upon the occurrence and during the continuance of any Event of Default, the principal balance of all Loans then outstanding and, to the extent permitted by applicable law, any interest payments on the Loans not paid when due shall bear interest payable upon demand at a rate which is four percent (4%) per annum in excess of the Base Rate. All other amounts due Agent or Lenders (whether directly or for reimbursement) under this Agreement or any of the other Loan Documents if not paid when due, or if no time period is expressed, if not paid within thirty (30) days after demand, shall bear interest from and after demand at the rate set forth in this SECTION 2.4.4.

               2.4.5 LATE FEE. Borrower acknowledges that late payment to Agent will cause Agent and Lenders to incur costs not contemplated by this Agreement. Such costs include, without limitation, processing and accounting charges. Therefore, if Borrower fails timely to pay any sum due and payable hereunder through the Termination Date, unless waived by Agent pursuant to SECTION 11.11.1 or Requisite Lenders, a late charge of four cents ($.04) for each dollar of any principal payment, interest or other charge due hereon and which is not paid within ten (10) days after such payment is due, shall be charged by Agent (for the benefit of Lenders) and paid by Borrower for the purpose of defraying the expense incident to handling such delinquent payment; PROVIDED, HOWEVER, that no late charges shall be assessed with respect to any period during which Borrower is obligated to pay interest at the rate specified in SECTION 2.4.4, or in respect of any failure to pay all Obligations on the Termination Date. Borrower and Agent agree that this late charge represents a reasonable sum considering all of the circumstances existing on the date hereof and represents a fair and reasonable estimate of the costs that Agent and Lenders will incur by reason of late payment. Borrower and Agent further agree that proof of actual damages would be costly and inconvenient. Acceptance of any late charge shall not constitute a waiver of the default with respect to the overdue installment, and shall not prevent Agent from exercising any of the other rights available hereunder or any other Loan Document. Such late charge shall be paid without prejudice to any other rights of Agent.

               2.4.6 COMPUTATION OF INTEREST. Interest shall be computed on the basis of the actual number of days elapsed in the period during which interest or fees accrue and a year of three hundred sixty (360) days. In computing interest on any Loan, the date of the making of the Loan shall be included and the date of payment shall be excluded; PROVIDED, HOWEVER, that if a Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on that Loan. Notwithstanding any provision in this SECTION 2.4, interest in respect of any Loan shall not exceed the maximum rate permitted by applicable law. Changes in the Applicable LIBOR Rate Margin shall take effect as of the date on which the condition set forth in the relevant clause of the definition of each such term is satisfied.

               2.4.7 CHANGES; LEGAL RESTRICTIONS. In the event that after the Closing Date (i) the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a court or Governmental Authority or any change in the interpretation or application thereof by a court or Governmental Authority, or (ii) compliance by Agent or any Lender with any request or directive made or issued after the Closing Date from any central bank or other Governmental Authority or quasi-governmental authority:

                     (a) subjects Agent or any Lender to any tax, duty or other charge of any kind with respect to the Facility, this Agreement or any of the other Loan Documents or the Loans, or changes the basis of taxation of payments to Agent or such Lender of principal, fees, interest or any other amount payable hereunder, except for net income, gross receipts, gross profits or franchise taxes imposed by any jurisdiction and not specifically based upon loan transactions (all such non-excepted taxes, duties and other charges being hereinafter referred to as "LENDER TAXES");

                     (b)       imposes, modifies or holds applicable,
         in the determination of Agent or any Lender, any reserve, special deposit, compulsory loan, FDIC insurance, capital allocation or similar requirement (other than a requirement of the type described in SECTION 2.7) against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, Agent or such Lender or any applicable lending office; or

                     (c) imposes on Agent or any Lender any other condition (OTHER THAN ONE DESCRIBED IN SECTION 2.7) materially more burdensome in nature, extent or consequence than those in existence as of the Closing Date, and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing, maintaining or participating in the Loans or to reduce any amount receivable thereunder; THEN, in any such case, Borrower shall promptly pay to Agent or such Lender, as applicable, upon demand, such amount or amounts (based upon a reasonable allocation thereof by Agent or such Lender to the financing transactions contemplated by this Agreement and affected by this
SECTION 2.4.7) as may be necessary to compensate Agent or such Lender for any such additional cost incurred or reduced amounts received; PROVIDED, HOWEVER, that if the payment of such compensation may not be legally made whether by modification of the applicable interest rate or otherwise, then Lenders shall have no further obligation to make Loans that cause Agent or any Lender to incur such increased cost, and all affected Loans shall become immediately due and payable by Borrower. Agent or such Lender shall deliver to Borrower and in the case of a delivery by Lender, such Lender shall also deliver to Agent, a written statement of the claimed additional costs incurred or reduced amounts received and the basis therefor as soon as reasonably practicable after such Lender obtains knowledge thereof. If Agent or any Lender subsequently recovers any amount of Lender Taxes previously paid by Borrower pursuant to this SECTION 2.4.7, whether before or after termination of this Agreement, then, upon receipt of good funds with respect to such recovery, Agent or such Lender will refund such amount to Borrower if no Event of Default or Unmatured Event of Default then exists or, if an Event of Default or Unmatured Event of Default then exists, such amount will be credited to the Obligations in the manner determined by Agent or such Lender.

               2.4.8 CERTAIN PROVISIONS REGARDING LIBOR LOANS.

                     (a)       LIBOR LENDING UNLAWFUL.  If any Lender
         shall determine (which determination shall, upon notice thereof to Borrower and Agent, be conclusive and binding on the parties hereto) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Lender to make or maintain any Loan as a LIBOR Loan, (i) the obligations of such Lenders to make or maintain any Loans as LIBOR Loans shall, upon such determination, forthwith be suspended until such Lender shall notify Agent that the circumstances causing such suspension no longer exist, and (ii) if required by such law or assertion, the LIBOR Loans of such Lender shall automatically convert into Base Rate Loans in which case no Fixed Rate Prepayment Fee shall be due upon such conversion.

                     (b)       DEPOSITS UNAVAILABLE.  If Agent shall
         have determined in good faith that adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBOR Loans, then, upon notice from Agent to Borrower the obligations of all Lenders to make or maintain Loans as LIBOR Loans shall forthwith be suspended until Agent shall notify Borrower that the circumstances causing such suspension no longer exist. Agent will give such notice when it determines, in good faith, that such circumstances no longer exist; PROVIDED, HOWEVER, that Agent shall not have any liability to any Person with respect to any delay in giving such notice.

                     (c)       FIXED RATE PREPAYMENT FEE.  Borrower
         acknowledges that prepayment or acceleration of a LIBOR Loan during an Interest Period shall result in Lenders incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. (For all purposes of this subparagraph (c), any Loan not being made as a LIBOR Loan in accordance with the Notice of Borrowing therefor, as a result of Borrower's cancellation thereof, shall be treated as if such LIBOR Loan had been prepaid.) Therefore, on the date a LIBOR Loan is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise ("PREPAYMENT DATE"), Borrower will pay to Agent, for the account of each Lender, (in addition to all other sums then owing), an amount ("FIXED RATE PREPAYMENT FEE") determined by the Agent to be the amount, if any, by which (i) the amount of interest which would have accrued on the prepaid LIBOR Loan for the remainder of the Interest Period at the rate applicable to such LIBOR Loan exceeds (ii) the amount of interest that would accrue for the same period on any readily marketable bond or other obligation of the United States of America designated by the Agent in its sole discretion at or about the time of such payment, such bond or other obligation of the United States of America to be in an amount equal (as nearly as may be) to the amount of principal so paid or not borrowed and to have a maturity comparable to the remainder of such Interest Period, and the interest to accrue thereon to take account of amortization of any discount from par or accretion of premium above par at which the same is selling at the time designation.

                     (d)       Upon the written notice to Borrower
         from Agent, Borrower shall immediately pay to Agent, for the account of Lenders, the Fixed Rate Prepayment Fee. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the parties hereto.

                     (e)       Borrower understands, agrees and
         acknowledges the following: (i) no Lender has any obligation to purchase, sell and/or match funds in connection with the use of LIBOR as a basis for calculating the rate of interest on a LIBOR Loan; (ii) LIBOR is used merely as a reference in determining such rate; and (iii) Borrower has accepted LIBOR as a reasonable and fair basis for calculating such rate and a Fixed Rate Prepayment Fee. Borrower further agrees to pay the Fixed Rate Prepayment Fee and Lender Taxes, if any, whether or not a Lender elects to purchase, sell and/or match funds.

               2.4.9 WITHHOLDING TAX EXEMPTION. At least five (5) Business Days prior to the first day on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to Agent and Borrower two (2) duly completed copies of United States Internal Revenue Service Form 1001 or Form 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or Form 4224 further undertakes to deliver to Agent and Borrower two (2) additional copies of such form (or any applicable successor form) on or before the date that such form expires (currently, three (3) successive calendar years for Form 1001 and one (1) calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Agent or Borrower, in each case certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income taxes. If any Lender cannot deliver such form, then Borrower may withhold from such payments such amounts as are required by the Internal Revenue Code.

          2.5 FEES.

               2.5.1 UNUSED FACILITY FEE. From and after the Closing Date and until the Obligations are paid in full and this Agreement is terminated or, if sooner, the date the Commitments terminate, and subject to SECTION 11.4.2, Borrower shall pay to Agent, for the account of each Lender, a fee calculated at the rates set forth below per annum based on an amount equal to (i) the amount of the Facility MINUS (ii) the average daily principal balance of all Loans MINUS (iii) the average daily face amount of Letters of Credit outstanding hereunder (said difference being the "UNUSED AMOUNT"), as determined for each Fiscal Quarter. The aforesaid fee (the "UNUSED FACILITY FEE") shall be payable, in the manner provided in SECTION 2.6.2, in arrears on the first Business Day in each Fiscal Quarter, beginning with the first Fiscal Quarter after the Closing Date, and on the date of payment in full of all obligations to Lenders pursuant to SECTION 2.1.4 with the Unused Facility Fee to be prorated to the date of such payment in such case. The rates for the Unused Facility Fee shall be as follows:

         UNUSED AMOUNT                                          FEE RATE
less than 1/3 of the amount of the Facility                 15 basis points

at least 1/3 of the amount of the Facility
but less than 2/3 of the amount of the Facility             20 basis points

at least 2/3 of the amount of the Facility                  25 basis points

               2.5.2 AGENCY FEES. Borrower shall pay Agent such fees as are provided for in the Fee Letter between Agent and Borrower, as in existence from time to time.

               2.5.3 RENEWAL FEES. On each Renewal Date the Borrower shall pay to the Agent the renewal fee in the amount set forth in the Fee Letter and the Agent shall pay to each Lender which approved the requested renewal a renewal fee in the amount set forth in such Lender's commitment letter to the Agent.

               2.5.4 PAYMENT OF FEES. The fees described in this SECTION 2.5 represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit and do not constitute compensation for the use, detention or forbearance of money, and the obligation of Borrower to pay the fees described herein shall be in addition to, and not in lieu of, the obligation of Borrower to pay interest, other fees and expenses otherwise described in this Agreement. All fees shall be payable when due in immediately available funds and shall be non-refundable when paid. If Borrower fails to make any payment of fees or expenses specified or referred to in this Agreement due to Agent or Lenders, including without limitation those referred to in this SECTION 2.5, in SECTION 12.1, or otherwise under this Agreement or any separate fee agreement between Borrower and Agent or any Lender relating to this Agreement, when due, the amount due shall bear interest until paid at the Base Rate and, after ten (10) days at the rate specified in SECTION 2.4.4 (but not to exceed the maximum rate permitted by applicable law), and shall constitute part of the Obligations. The Unused Facility Fee and the fees referred to in SECTION 2.5.2 which are expressed as a per annum charge shall be calculated on the basis of the actual number of days elapsed in a three hundred sixty (360) day year.

          2.6  PAYMENTS.

               2.6.1 VOLUNTARY PREPAYMENTS. Borrower may, upon not less than three (3) Business Days prior written notice to Agent not later than 11:00 A.M. (Eastern time) on the date given, at any time and from time to time, prepay any Loans in whole or in part. Any notice of prepayment given to Agent under this
SECTION 2.6.1 shall specify the date of prepayment and the principal amount of the prepayment. In the event of a prepayment of LIBOR Loans, Borrower shall concurrently pay any Fixed Rate Prepayment Fee payable in respect thereof. Agent shall provide to each Lender a confirming copy of such notice on the same Business Day such notice is received.

               2.6.2 MANNER AND TIME OF PAYMENT. All payments of principal, interest and fees hereunder payable to Agent or the Lenders shall be made without condition or reservation of right and free of set-off or counterclaim, in Dollars and by wire transfer (pursuant to Agent's written wire transfer instructions) of immediately available funds, to Agent, for the account of each Lender, not later than 11:00 A.M. (Eastern time) on the date due; and funds received by Agent after that time and date shall be deemed to have been paid on the next succeeding Business Day.

               2.6.3 PAYMENTS ON NON-BUSINESS DAYS. Whenever any payment to be made by Borrower hereunder shall be stated to be due on a day which is not a Business Day, payments shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder and of any of the fees specified in SECTION 2.5, as the case may be.

          2.7 INCREASED CAPITAL. If either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) compliance by Agent or any Lender with any guideline or request from any central bank or other Governmental Authority made or issued after the Closing Date affects or would affect the amount of capital required or expected to be maintained by Agent or such Lender or any corporation controlling Agent or such Lender, and Agent or such Lender determines that the amount of such capital is increased by or based upon the existence of Agent's obligations hereunder or such Lender's Commitment, then, upon demand by Agent or such Lender, Borrower shall immediately pay to Agent or such Lender, from time to time as specified by Agent or such Lender, additional amounts sufficient to compensate Agent or such Lender in the light of such circumstances, to the extent that Agent or such Lender determines such increase in capital to be allocable to the existence of Agent's obligations hereunder or such Lender's Commitment. A certificate as to such amounts submitted to Borrower by Agent or such Lender shall, in the absence of manifest error, be conclusive and binding for all purposes.

          2.8 NOTICE OF INCREASED COSTS. Each Lender agrees that, as promptly as reasonably practicable after it becomes aware of the occurrence of an event or the existence of a condition which would cause it to be affected by any of the events or conditions described in SECTION 2.4.7 or 2.4.8 or SECTION 2.7, it will notify Borrower, and provide a copy of such notice to Agent, of such event and the possible effects thereof, PROVIDED that the failure to provide such notice shall not affect Lender's rights to reimbursement provided for herein.

          2.9 LETTERS OF CREDIT

               2.9.1 TERMS OF LETTERS OF CREDIT. Up to $20,000,000 of the Facility may be used by Borrower for the issuance of Letters of Credit by the Agent for the account of the Borrower subject to the terms and conditions set forth herein. Each Letter of Credit shall be denominated in dollars and shall be a standby letter of credit issued to support the obligations of Borrower (i) in connection with any purpose for which Loan proceeds may be used hereunder, or
(ii) to advance loans to Foreign Affiliates, or to make other forms of Foreign Investment, provided that upon the issuance of a Letter of Credit for the purpose set forth in this clause (ii) the face amount thereof shall be added to the amount of Foreign Investments as of the time of issuance when determining compliance with SECTION 9.10. Each Letter of Credit shall have an initial term of not more than one (1) year, and shall expire no later than five (5) Business Days prior to the Termination Date. Although the Agent shall be the issuing bank of the Letter of Credit, each Lender hereby accepts for its own account and risk an undivided interest equal to its Pro Rata Share in the Agent's obligations and rights under each Letter of Credit issued hereunder. Each Lender unconditionally and irrevocably agrees with the Agent that, if a draft is paid under any Letter of Credit, such Lender shall promptly pay to the Agent an amount equal to such Lender's Pro Rata Share of the amount of such draft or any part thereof. Upon the issuance of each Letter of Credit hereunder, there shall be reserved from each Lender's Commitment an amount equal to such Lender's Pro Rata Share of the face amount of the Letter of Credit. Such reserved amounts shall remain in place and shall be unavailable for borrowing under SECTION 2.1 until the date that the Letter of Credit expires, is fully drawn or is terminated.

               2.9.2 LETTER OF CREDIT REQUEST. The Borrower shall give to the Agent a written notice in the form of EXHIBIT F hereto of each Letter of Credit requested hereunder (a "LETTER OF CREDIT REQUEST") no less than six (6) Business Days prior to the proposed Issuance Date of the requested Letter of Credit, provided that Agent may, in its sole discretion, reduce said 6 Business Day period to not less than 3 Business Days. Each Letter of Credit Request shall specify (i) the name and address of the beneficiary of the requested Letter of Credit, (ii) the face amount of the requested Letter of Credit, (iii) the proposed Issuance Date and expiration date of the requested Letter of Credit,
(iv) the proposed form of the requested Letter of Credit, and (v) the permitted purpose for which the Letter of Credit will be used, and shall be accompanied by a Compliance Certificate demonstrating on a pro forma basis compliance with the covenant set forth in SECTION 9.4 after issuance of the requested Letter of Credit provided, however, that no such Compliance Certificate will be required if the aggregate amount of the requested Letter of Credit and all other Loans advanced and Letters of Credit issued since the most recently delivered Compliance Certificate is less than $25,000,000.. Such pro forma Compliance Certificate shall take into account all borrowings and loan repayments, the issuance, expiration or cancellation of Letters of Credit (including the requested Letter of Credit), and all Property acquisitions and sales which may have occurred between the end of the last Fiscal Quarter and the proposed Issuance Date. The Agent may also require that the Borrower complete its standard letter of credit application form and submit the same together with the Letter of Credit Request. The Agent shall provide a copy of the Letter of Credit Request to the Lenders at least two (2) Business Days before the Issuance Date of the Letter of Credit. If the issuance of the requested Letter of Credit will not cause the outstanding principal of the Loans to exceed the Maximum Loan Amount and the Agent determines, in its discretion, that it is willing to issue the requested Letter of Credit, and that it is satisfied with the proposed form thereof, the Letter of Credit shall be issued by the Agent and each of the Lenders shall then be obligated to the Agent with respect to its Pro Rata Share of the Letter of Credit as provided above in SECTION 2.9.1.

               2.9.3 LETTER OF CREDIT FEES. On or before the Issuance Date of any requested Letters of Credit, the Borrower shall pay to the Agent for its own account an issuance fee equal to fifteen basis points (.15%) of the face amount of the Letter of Credit. On or before the date of any renewal or extension of a Letter of Credit, the Borrower shall pay to the Agent for its own account a renewal fee equal to seven and one half basis points (.075%) of the face amount of the Letter of Credit. The Borrower shall pay to the Agent for the account of the Lenders a Letter of Credit fee equal to the then prevailing Applicable LIBOR Rate Margin per annum of the face amount of the Letter of Credit, which Letter of Credit fee shall be due and payable on the Issuance Date of the Letter of Credit and on the date of each renewal or extension thereof, and shall be prorated for any partial year based on a 360-day year and paid for the actual number of days elapsed. Promptly after its receipt thereof the Agent shall distribute such Letter of Credit fee to the Lenders in accordance with their respective Pro Rata Shares. Such fees shall be nonrefundable and shall not be further prorated in the event that the Letter of Credit terminates prior to its scheduled expiration date. The Borrower also agrees to reimburse the Agent for all reasonable fees, costs, expenses and disbursements of the Agent in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

               2.9.4 DRAWING. Promptly after each Drawing Date the Agent shall notify the Lenders and the Borrower of the amount of the draft paid by the Agent on such Drawing Date. The payment of a draft under a Letter of Credit shall constitute an advance of a Loan which shall bear interest as a Base Rate Loan from the Drawing Date. On the Drawing Date each Lender shall pay to the Agent its Pro Rata Share of the amount of the draft under the Letter of Credit so paid. If the Agent receives such payment from any Lender on a date after the Drawing Date, such Lender shall pay to the Agent on demand interest on said amount at the Federal Funds Rate. Each Lender's obligation to pay its Pro Rata Share of each draft under a Letter of Credit shall not be subject to the satisfaction of any conditions set forth in this Agreement and shall not depend on whether there may then be an Event of Default or an Unmatured Event of Default. Within three (3) Business Days after each Drawing Date, the Borrower shall deliver to the Agent a written explanation of the facts and circumstances relating to such drawing and a Compliance Certificate and any other information requested by the Agent for the purpose of allowing the Lenders to determine whether the drawing or related events have resulted in an Event of Default. The Agent shall promptly provide copies of such explanation and information to the Lenders.

               2.9.5 BORROWER'S OBLIGATIONS REGARDING LETTERS OF CREDIT. The Borrower's obligations under this SECTION 2.9 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Agent, any Lender or any beneficiary of a Letter of Credit. The Borrower also agrees that the Agent shall not be responsible for, and the Borrower's reimbursement obligations hereunder shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Agent shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors, omissions, interruptions or delays caused by the Agent's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by the Agent under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and Practices for Documentary Credits as the same may be amended from time to time, shall be binding on the Borrower and shall not result in any liability of the Agent to the Borrower.

               2.10 RENEWAL OF THE FACILITY. The Facility may be renewed annually as of any anniversary of the Closing Date with the approval of the Agent and all Lenders and as otherwise set forth in this Section. If the Borrower desires such a renewal, it shall notify the Agent on or before February 1 of the applicable year. If the Agent decides to seek its own internal credit approval for the requested renewal, the Agent shall notify the Lenders and within thirty (30) days thereafter each Lender shall notify the Agent whether it approves the renewal. Any Lender which fails to approve the requested renewal shall be deemed to grant the Agent the right to acquire such Lender's rights and interests hereunder by assignment pursuant to SECTION 11.12 for consideration equal to the outstanding balance of Loans owed to such Lender. If the Requisite Lenders fail to approve the requested renewal, then the Facility shall not be renewed. If all Lenders approve such renewal, then the Facility shall be renewed and such anniversary of the Closing Date shall be a "RENEWAL DATE" hereunder. If the Requisite Lenders approve a requested renewal but one or more Lenders fail to approve such renewal (each a "NON-RENEWING LENDER"), the Borrower shall have the following options, to be exercised within fifteen (15) days after the Agent gives the Borrower a notice of the Lenders' response to the renewal request:

               (a) The Borrower may withdraw its request for the renewal.

               (b) The Borrower may elect to renew the Facility in part with respect to the Commitments of those Lenders which have approved the requested renewal. In such event the Commitments of the Non-Renewing Lenders (the "Expiring Commitments") shall expire effective upon the second anniversary of the applicable Renewal Date (the "EXIT DATE"). Unless the Expiring Commitments are resyndicated pursuant to SECTION 2.11, the amount of the Facility shall be decreased on the Exit Date by an amount equal to the Expiring Commitments. On the Exit Date the Borrower shall pay to the Non-Renewing Lender the amount of all Loans owed to it hereunder (with interest and any Fixed Rate Prepayment Fee thereon), the Non-Renewing Lender shall cancel its Loan Note and shall no longer be a Lender hereunder and the Pro Rata Shares of the remaining Lenders will be adjusted accordingly. If the Borrower elects to renew the Facility in part as provided in this paragraph then the applicable anniversary of the Closing Date shall be a "RENEWAL DATE" hereunder.

         2.11 RESYNDICATION OF EXPIRING COMMITMENTS. If Borrower elects to renew the facility in part pursuant to paragraph (b) of SECTION 2.10, then at least ninety (90) days prior to the Exit Date, the Borrower shall notify the Agent as to whether it desires that the Agent commit to underwrite a resyndication of the Expiring Commitments. If the Agent decides, in its sole discretion, to seek its own internal credit approval for a commitment to underwrite the resyndication of the Expiring Commitments, the Agent and the Borrower shall negotiate an agreement with respect to the amount of resyndication fees to be paid by the Borrower to the Agent in connection therewith. If such agreement is reached and the Agent commits to underwrite such resyndication, then on the Exit Date (or another date designated by the Agent prior to the Exit Date) each Non-Renewing Lender shall assign its Commitment and Loans hereunder to the Agent or to an Eligible Assignee designated by the Agent and shall receive from such assignee an amount equal to the outstanding principal balance of Loans owed to such Non-Renewing Lender. The Assignment and Assumption Agreement to be executed in connection with such assignment shall confirm that the Commitment thereby being assumed by the assignee thereunder shall not expire on the Exit Date but shall remain in effect until the Termination Date then applicable hereunder.

                                   ARTICLE III

                UNENCUMBERED PROPERTIES AND PORTFOLIO PROPERTIES

          3.1. LISTING OF UNENCUMBERED PROPERTIES. The Borrower represents and warrants that each of the Properties listed on SCHEDULE 1 will on the Closing Date satisfy all of the conditions set forth in the definition of Unencumbered Property. From time to time during the term of this Agreement additional Properties may become Unencumbered Properties and certain Properties which previously satisfied the conditions set forth in the definition of Unencumbered Property may cease to be Unencumbered Properties by virtue of property dispositions, creation of Liens or other reasons. There shall be attached to each Compliance Certificate delivered pursuant hereto an updated listing of the Unencumbered Properties relied upon by the Borrower in computing the Value of All Unencumbered Properties and the Unencumbered Net Operating Income stated in such Compliance Certificate.

          3.2. WAIVERS BY REQUISITE LENDERS. If any Property fails to satisfy any of the requirements contained in the definition of Unencumbered Property then the applicable Property may nevertheless be deemed to be Unencumbered Property hereunder if the Requisite Lenders grant the necessary waivers and vote to accept such Property as an Unencumbered Property.

          3.3. REJECTION OF UNENCUMBERED PROPERTIES. If at any time the Agent determines that any Property listed as an Unencumbered Property by the Borrower does not satisfy all of the requirements of the definition of Unencumbered Property (to the extent not waived by the Requisite Lenders pursuant to SECTION 3.2) it may reject an Unencumbered Property by notice to the Borrower and if the Agent so requests the Borrower shall revise the applicable Compliance Certificate to reflect the resulting change in the Value of All Unencumbered Properties and the Unencumbered Net Operating Income.

          3.4 UPDATED LISTS OF UNENCUMBERED PROPERTIES AND PORTFOLIO PROPERTIES.
SCHEDULE 1 contains a list of the Unencumbered Properties and SCHEDULE 1.1 sets forth a list of the Portfolio Properties (other than the Unencumbered Properties) each as of the date hereof. Promptly upon the acquisition or disposition of any of the Portfolio Properties and promptly upon the creation of any Lien or other event which causes any of the Portfolio Properties which previously qualified as an Unencumbered Property to no longer satisfy the definition of Unencumbered Property, Borrower shall deliver to Agent an updated
SCHEDULE 1 and/or SCHEDULE 1.1 and any other information as may be reasonably requested by Agent relating to such change in the list of Unencumbered Properties and/or Portfolio Properties, including a Compliance Certificate.

                                   ARTICLE IV

                               CONDITIONS TO LOANS

          4.1 CONDITIONS TO INITIAL DISBURSEMENT OF LOANS. The obligation of Lenders to make the initial disbursement of the Loans on the Closing Date shall be subject to satisfaction of each of the following conditions precedent:

               4.1.1 BORROWER DOCUMENTS. Borrower shall have executed and/or delivered to Agent each of the following, in form and substance acceptable to
Agent:

                     (a)        this Agreement;

                     (b)        the Loan Notes;

                     (c) Certified copy of Borrower's Limited Partnership Agreement, as amended;

                     (d) Certified copy of Borrower's Certificate of Limited Partnership from the Delaware Secretary of State;

                     (e) Evidence of qualification and good standing of Borrower in Delaware and in each state where any Unencumbered Property is located.

               4.1.2 REIT DOCUMENTS. The REIT shall have executed and/or delivered to Agent each of the following, in form and substance acceptable to
Agent:

                     (a)        The Guaranty

                     (b) Articles of Incorporation, as amended, of the REIT, as certified by the Secretary of State of Maryland;

                     (c) By-laws of the REIT as certified by the Secretary of the REIT;

                     (d) Good Standing Certificate for the REIT from the Secretary of State of Maryland;

                     (e) Evidence of qualification and good standing of the REIT in each state where any Unencumbered Property is located;

                     (f) Certificate of Secretary regarding corporate resolutions of the REIT, and the incumbency of its officers as certified by the Secretary of the REIT.

               4.1.3 COMPLIANCE CERTIFICATE. Borrower shall have delivered to Agent a Compliance Certificate demonstrating compliance with the financial covenants in ARTICLE IX on the Closing Date.

               4.1.4 MATERIAL ADVERSE CHANGES. No change, as determined by Agent shall have occurred, during the period commencing December 31, 1997, and ending on the Closing Date, which has a Material Adverse Effect on Borrower or the REIT.

               4.1.5 LITIGATION PROCEEDINGS. There shall not have been instituted or threatened, during the period commencing December 31, 1997, and ending on the Closing Date, any litigation or proceeding in any court or Governmental Authority affecting or threatening to affect Borrower or the REIT which has a Material Adverse Effect, as reasonably determined by Agent.

               4.1.6 NO EVENT OF DEFAULT; SATISFACTION OF FINANCIAL COVENANTS. On the Closing Date, no Event of Default or Unmatured Event of Default shall exist and all of the financial covenants contained in ARTICLE IX shall be satisfied.

               4.1.7 FEES. Agent shall have received certain fees in the amount separately agreed to in the Fee Letter between Agent and Borrower, and all expenses of Agent incurred prior to such Closing Date in connection with this Agreement (including without limitation all attorneys' fees and costs), shall have been paid by Borrower. The Agent shall pay to each Lender the facility fees set forth in the respective commitment letters from the Lenders to Agent.

               4.1.8 OBLIGATIONS UNDER EXISTING FACILITY. Agent shall have received an amount (which may include proceeds of the initial Loan hereunder) equal to all unpaid indebtedness of Borrower under the Prior Facilities, together with instructions to apply such sum to the payment of such obligations in full.

               4.1.9 OPINION OF COUNSEL. Agent shall have received, on behalf of Agent and Lenders, favorable opinions of counsel for Borrower and the REIT dated as of the Closing Date, in form and substance satisfactory to Agent.

               4.1.10 REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects.

          4.2 CONDITIONS PRECEDENT TO ALL LOANS AND LETTERS OF CREDIT. The obligation of each Lender to make any Loan requested to be made by it and the obligation of the Agent to issue any Letter of Credit requested by Borrower, on any date, is subject to satisfaction of the following conditions precedent as of such date:

               4.2.1 DOCUMENTS. With respect to a request for a Loan, Agent shall have received, on or before the Funding Date and in accordance with the provisions of SECTION 2.1.2, an original and duly executed Notice of Borrowing. With respect to a request for a Letter of Credit, Agent shall have received, on or before the Issuance Date and in accordance with the provisions of SECTION
2.9.2 an original and duly executed Letter of Credit Request.

               4.2.2 ADDITIONAL MATTERS. As of the Funding Date for any Loan and after giving effect to the Loans being requested and as of the Issuance Date of any Letter of Credit after giving effect to the issuance of the requested Letter of Credit:

                     (a) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties contained in this Agreement and in any other Loan Document (other than representations and warranties which expressly speak only as of a different date and other than for changes permitted or contemplated by this Agreement) shall be true and correct in all material respects on and as of such Funding Date or such Issuance Date, as though made on and as of such date;

                     (b) NO DEFAULT. No Event of Default or Unmatured Event of Default shall have occurred and be continuing or would result from the making of the requested Loan or the issuance of the requested Letter of Credit, and all of the financial covenants contained in ARTICLE IX shall be satisfied; and

                     (c) NO MATERIAL ADVERSE CHANGE. Since the Closing Date, no change shall have occurred which shall have a Material Adverse Effect on Borrower or REIT, as determined by Agent, other than any such change the occurrence of which has been waived by Requisite Lenders in connection with any prior Borrowing.

Each submission by Borrower to Agent of a Notice of Borrowing with respect to a Loan and the acceptance by Borrower of the proceeds of each such Loan made hereunder and each submission by Borrower to Agent of a Letter of Credit Request shall constitute a representation and warranty by Borrower as of the Funding Date in respect of such Loan that all the conditions contained in this SECTION
4.2.2 have been satisfied.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to make the Loans and issue the Letters of Credit, Borrower hereby represents and warrants to Lenders as follows:

          5.1 BORROWER ORGANIZATION; PARTNERSHIP POWERS. Borrower (i) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) is duly qualified to do business as a foreign limited partnership and in good standing under the laws of each jurisdiction in which any Portfolio Property is located or in which Borrower owns or leases real property or in which the nature of its business requires it to be so qualified, except for those jurisdictions where failure to so qualify and be in good standing would not have a Material Adverse Effect on Borrower, and (iii) has all requisite partnership power and authority to own and operate its property and assets and to conduct its business as presently conducted.

          5.2 BORROWER AUTHORITY. Borrower has the requisite partnership power and authority to execute, deliver and perform each of the Loan Documents to which it is or will be a party. The execution, delivery and performance thereof, and the consummation of the transactions contemplated thereby, have been duly approved by the general partner of Borrower, and no other partnership proceedings or authorizations on the part of Borrower or its general or limited partners are necessary to consummate such transactions. Each of the Loan Documents to which Borrower is a party has been duly executed and delivered by Borrower and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights generally.

          5.3 REIT ORGANIZATION; CORPORATE POWERS. The REIT (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, (ii) is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction in which any Portfolio Property is located or in which Borrower or the REIT owns or leases real property or in which the nature of its business requires it to be so qualified, except for those jurisdictions where failure to so qualify and be in good standing would not have a Material Adverse Effect on the REIT, and (iii) has all requisite corporate power and authority to own and operate its property and assets, to perform its duties as general partner of Borrower and to conduct its business as presently conducted.

          5.4 REIT AUTHORITY. The REIT has the requisite corporate power and authority to execute, deliver and perform the Guaranty and, in its capacity as general partner of the Borrower each of the other Loan Documents. The execution, delivery and performance thereof, and the consummation of the transactions contemplated thereby, have been duly approved by the Board of Directors of the REIT, and no other corporate proceedings on the part of the REIT are necessary to consummate such transactions. Each of the Loan Documents to which the REIT is a party has been duly executed and delivered by Borrower and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights generally.

          5.5 OWNERSHIP OF BORROWER, EACH SUBSIDIARY AND PARTNERSHIP. SCHEDULE
5.5 sets forth the general partners and limited partners (or other holders of ownership interests) of each Subsidiary or Partnership and their respective ownership percentages and there are no other partnership (or other ownership) interests outstanding. Except as set forth or referred to in the Partnership Agreement of any Partnership, no partnership (or other ownership) interest (or any securities, instruments, warrants, option or purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for such interests) of any such Person is subject to issuance under any security, instrument, warrant, option or purchase rights, conversion or exchange rights, call, commitment or claim of any right, title or interest therein or thereto. All of the partnership (or other ownership) interests in Borrower and each Partnership and all of the stock of each subsidiary have been issued in compliance with all applicable Requirements of Law.

          5.6 NO CONFLICT. The execution, delivery and performance by Borrower of the Loan Documents to which it is or will be a party, and each of the transactions contemplated thereby, do not and will not (i) conflict with or violate Borrower's limited partnership agreement or certificate of limited partnership or other organizational documents or the REIT's articles of incorporation, by-laws or other organizational documents, as the case may be, or
(ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law, Contractual Obligation or Court Order of or binding upon Borrower or the REIT, or (iii) require termination of any Contractual Obligation, or (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the Portfolio Properties or assets of Borrower, other than Permitted Liens or Liens created by the Loan Documents.

          5.7 CONSENTS AND AUTHORIZATIONS. Each of Borrower and the REIT has obtained all consents and authorizations required pursuant to its Contractual Obligations with any other Person, and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, as may be necessary to allow Borrower and the REIT to lawfully execute, deliver and perform the Loan Documents.

          5.8 GOVERNMENTAL REGULATION. Neither Borrower, the REIT nor any Partnership is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other federal or state statute or regulation such that its ability to incur indebtedness is limited or its ability to consummate the transactions contemplated by the Loan Documents is materially impaired.

          5.9 PRIOR FINANCIALS. The December 31, 1997 Consolidated Balance Sheet, Statement of operations and Statement of Cash Flows of (i) the REIT contained in the REIT's Form 10K and (ii) the Borrower contained in the Borrower's Form 10K (the "DECEMBER 31, 1997 FINANCIALS") delivered to Agent prior to the date hereof were prepared in accordance with GAAP and fairly present the assets, liabilities and financial condition of the REIT on a consolidated basis, at such date and the results of its operations and its cash flows, on a consolidated basis, for the period then ended.

          5.10 PROJECTIONS AND FORECASTS. Each of the projections and forecasts delivered to Agent prior to the date hereof (1) has been prepared by Borrower in light of the past business and performance of Borrower on a consolidated basis and (2) represent as of the date thereof, the reasonable good faith estimates of Borrower's financial personnel.

          5.11 PRIOR OPERATING STATEMENTS. Each of the consolidating operating statements pertaining to the Portfolio Properties delivered to Agent prior to the date hereof was prepared in accordance with GAAP in effect on the date such operating statement of each Portfolio Property was prepared and fairly presents the results of operations of such Portfolio Property for the period then ended.

          5.12 RENT ROLLS. The Rent Rolls for the Portfolio Properties as of December 31, 1997 previously delivered to the Agent pursuant to the Prior Facilities (i) have been prepared in accordance with the books and records of the Portfolio Properties, and (ii) fairly present the leasing status of the Portfolio Properties as of the date thereof. Since the date of said Rent Rolls there has been no substantial adverse change to the leasing status of the Portfolio Properties.

          5.13 LITIGATION; ADVERSE EFFECTS.

                     (a) There is no action, suit, Proceeding, governmental investigation or arbitration, at law or in equity, or before or by any Governmental Authority, pending or, to the best of Borrower's knowledge, threatened against Borrower, the REIT or any Portfolio Property, which, if adversely determined, would (i) result in a Material Adverse Effect on Borrower or the REIT, (ii) materially and adversely affect the ability of any party to any of the Loan Documents to perform its obligations thereunder, or (iii) materially and adversely affect the ability of Borrower to perform its obligations contemplated in the Loan Documents.

                     (b)        Neither Borrower nor the REIT is (i)
         in violation of any applicable law, which violation has a Material Adverse Effect on Borrower or the REIT, or (ii) in default with respect to any Court Order.

          5.14 NO MATERIAL ADVERSE CHANGE. Since December 31, 1997, there has occurred no event which has a Material Adverse Effect on Borrower or the REIT, and no material adverse change in Borrower's ability to perform its obligations under the Loan Documents to which it is a party or the transactions contemplated thereby.

          5.15 PAYMENT OF TAXES. All tax returns and reports to be filed by Borrower and the REIT have been timely filed, and all taxes, assessments, fees and other governmental charges shown on such returns or otherwise payable by Borrower have been paid when due and payable (other than real property taxes, which may be paid prior to delinquency so long as no penalty or interest shall attach thereto), except such taxes, if any, as are reserved against in accordance with GAAP and are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable will not have, in the aggregate, a Material Adverse Effect on Borrower or the REIT. Borrower has no knowledge of any proposed tax assessment against Borrower or the REIT that will have a Material Adverse Effect on Borrower or the REIT.

         5.16 MATERIAL ADVERSE AGREEMENTS. Neither the Borrower nor the REIT is a party to or subject to any Contractual Obligation or other restriction contained in the Borrower's limited partnership agreement or certificate of limited partnership, the REIT's Articles of Incorporation or bylaws or similar governing documents which has a Material Adverse Effect on Borrower or the ability of Borrower to perform its obligations under the Loan Documents.

          5.17 PERFORMANCE. Neither Borrower nor the REIT is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default under such Contractual Obligation in each case, except where the consequences, direct or indirect, of such default or defaults, if any, will not have a Material Adverse Effect on Borrower or the REIT.

          5.18 FEDERAL RESERVE REGULATIONS. No part of the proceeds of the Loan hereunder will be used to purchase or carry any "margin security" as defined in Regulation G or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation G. Neither Borrower nor the REIT is engaged primarily in the business of extending credit for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U. No part of the proceeds of the Loan hereunder will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation X or any other regulation of the Federal Reserve Board.

          5.19 UNSECURED TERM NOTES. The Unsecured Term Notes were issued in compliance with all applicable Requirements of Law and there is no existing "Event of Default" as defined in the Unsecured Term Note Indenture.

          5.20 REQUIREMENTS OF LAW. Borrower and the REIT are in compliance with all Requirements of Law (including without limitation the Securities Act and the Securities Exchange Act, and the applicable rules and regulations thereunder, state securities law and "Blue Sky" laws) applicable to it and its respective businesses, in each case, where the failure to so comply will have a Material Adverse Effect on any such Person. The REIT has made all filings with and obtained all consents of the Commission required under the Securities Act and the Securities Exchange Act in connection with the execution, delivery and performance by the REIT of the Loan Documents.

          5.21 PATENTS, TRADEMARKS, PERMITS, ETC. Borrower and the REIT own, are licensed or otherwise have the lawful right to use, or have all permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of each such Person's business as currently conducted, the absence of which would have a Material Adverse Effect upon such Person. The use of such permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes by each such Person does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of any such Person which would have a Material Adverse Effect on any such Person.

          5.22 ENVIRONMENTAL MATTERS. Except as set forth on SCHEDULE 5.22, to the best of Borrower's knowledge, (i) the operations of Borrower and its Subsidiaries and Partnerships and the Simon Partnerships comply in all material respects with all applicable local, state and federal environmental, health and safety Requirements of Law ("ENVIRONMENTAL LAWS"); (ii) none of the Portfolio Properties or the Simon Properties are subject to any Remedial Action or other Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment in violation of any Environmental Laws; (iii) neither Borrower, the REIT nor any Partnership or Subsidiary has filed any notice under applicable Environmental Laws reporting a Release of a Contaminant into the environment in violation of any Environmental Laws, except as the same may have been heretofore remedied; (iv) there is not now on or in any of the Portfolio Properties or the Simon Properties (except in compliance in all material respects with all applicable Environmental Laws): (A) any underground storage tanks, (B) any asbestos-containing material, or (C) any polychlorinated biphenyls (PCB's) used in hydraulic oils, electrical transformers or other equipment owned by such Person; and (v) neither Borrower, the REIT nor any Partnership or Subsidiary has received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment.

          5.23 UNENCUMBERED PROPERTIES. Each of the Properties listed on
SCHEDULE 1 (i) qualifies as an Unencumbered Property (ii) has a Property Occupancy Rate of at least eighty-five percent (85%) and (iii) is free of any material defects in the roof, foundation, structural elements and masonry walls of the buildings thereon or their hvac, electrical, sprinkler or plumbing systems.

          5.24 SOLVENCY. Borrower is and will be Solvent after giving effect to the disbursements of the Loans and the payment and accrual of all fees then payable.

          5.25 TITLE TO ASSETS; NO LIENS. Borrower has good, indefeasible and merchantable title to all Properties owned or leased by it, and each of the Unencumbered Properties is free and clear of all Liens, except Permitted Liens.

          5.26 USE OF PROCEEDS. Borrower's use of the proceeds of the Loans are, and will continue to be, legal and proper uses (and to the extent necessary, duly authorized by Borrower's partners) and such uses are consistent with all applicable laws and statutes and SECTION 7.9.

          5.27 REIT CAPITALIZATION. All of the capital stock of the REIT has been issued in compliance with all applicable Requirements of Law.

          5.28 ERISA. Neither the REIT nor any ERISA Affiliate thereof (including, for all purposes under this SECTION 5.28, Borrower) has in the past five (5) years maintained or contributed to or currently maintains or contributes to any Benefit Plan. No Investment Partnership has or is likely to incur any liability with respect to any Benefit Plan maintained or contributed to by such Investment Partnership or its ERISA Affiliates, which would have a Material Adverse Effect on Borrower. Neither the REIT nor any ERISA Affiliate thereof has during the past five (5) years maintained or contributed to or currently maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to retirees. Neither the REIT nor any ERISA Affiliate thereof is now contributing nor has it ever contributed to or been obligated to contribute to any Multiemployer Plan, no employees or former employees of the REIT, or such ERISA Affiliate have been covered by any Multiemployer Plan in respect of their employment by the REIT, and no ERISA Affiliate of the REIT has or is likely to incur any withdrawal liability with respect to any Multiemployer Plan which would have a Material Adverse Effect on the REIT.

          5.29 STATUS AS A REIT. The REIT (i) is a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereto), (ii) has not revoked its election to be a real estate investment trust, (iii) has not engaged in any "prohibited transactions" as defined in Section 856(b)(6)(iii) of the Internal Revenue Code (or any successor provision thereto), and (iv) for its current "tax year" (as defined in the Internal Revenue Code) is and for all prior tax years subsequent to its election to be a real estate investment trust has been entitled to a dividends paid deduction which meets the requirements of Section 857 of the Internal Revenue Code.

          5.30 OWNERSHIP. The REIT does not own or have any interest in any other Person, other than its general partnership interests in Borrower and in the ATC Partnership.

          5.31 NYSE LISTING. The common stock of the REIT is and will continue to be listed for trading on either the New York Stock Exchange or the American Stock Exchange.

          5.32 CURRENT CONSTRUCTION PROJECTS. SCHEDULE 5.32 sets forth a description of all of the Current Construction Projects and all of the Construction Projects presently planned for 1998 including with respect to each project: its location, gross leasable area, total budgeted cost, construction commencement date and expected Rent Stabilization Date which information shall be deemed to be updated to reflect information set forth in Compliance Certificates delivered to Agent.


                                   ARTICLE VI

                               REPORTING COVENANTS

          Borrower covenants and agrees that, on and after the date hereof, until payment in full of all of the Obligations, the expiration of the Commitments and termination of this Agreement:

          6.1 FINANCIAL STATEMENTS AND OTHER FINANCIAL AND OPERATING INFORMATION. Borrower shall maintain or cause to be maintained a system of accounting established and administered in accordance with sound business practices and consistent with past practice to permit preparation of quarterly and annual financial statements in conformity with GAAP, and each of the financial statements described below shall be prepared on a consolidated basis for the REIT and for the Borrower from such system and records. Borrower shall deliver or cause to be delivered to Agent (with copies sufficient for each Lender):

               6.1.1 SEMI-ANNUAL RENT ROLLS. As soon as practicable, and in any event within fifty (50) days after the end of each Fiscal Quarter ending on June 30 or December 31 rent rolls (on Borrower's detailed form of rent roll) for each Portfolio Property dated as of the last day of such Fiscal Quarter, in form and substance satisfactory to Agent, certified by the REIT's chief financial officer, senior vice president or treasurer. Copies of the rent rolls will be provided only to those Lenders which expressly request copies thereof.

               6.1.2 QUARTERLY FINANCIAL STATEMENTS CERTIFIED BY CFO. As soon as practicable, and in any event within fifty (50) days after the end of each of the first three Fiscal Quarters, consolidated balance sheets, statements of operations and statements of cash flow for the REIT and the Borrower ("FINANCIAL STATEMENTS"), which may be in the form provided to the Commission on the REIT's Form 10Q and the Borrower's Form 10Q (unless the Borrower is not required to file a Form 10Q), and certified by the REIT's chief financial officer, senior vice president or treasurer.

               6.1.3 ANNUAL FINANCIAL STATEMENTS. Within ninety (90) days after the close of each Fiscal Year, annual Financial Statements of the REIT and of the Borrower, on a consolidated basis (in the form provided to the Commission on the REIT's Form 10K and the Borrower's Form 10K), audited and certified without qualification by the Accountants provided, however, that at such time as the Borrower is no longer required to file a Form 10K with the Commission, Borrower may deliver only the REIT's audited Financial Statement accompanied by a letter from the Accountants stating that with the exception of the minority interest line there is no material difference between the Financial Statements of Borrower and such audited Financial Statements of the REIT. To the extent Agent desires additional details or supporting information with respect to Partnerships or individual Portfolio Properties or the Simon Properties not contained in the REIT's or Borrower's Form 10K, Borrower shall provide Agent with such details or supporting information as Agent requests which is reasonably available to Borrower.

               6.1.4 OFFICER'S CERTIFICATE. (i) Together with each delivery of any Financial Statement pursuant to SECTIONS 6.1.2 and 6.1.3, (A) an Officer's Certificate of the REIT stating that each of the Financial Statements delivered to Agent therewith (i) has been prepared in accordance with the books and records of the REIT and Borrower on a consolidated basis, and (ii) fairly presents the financial condition of the REIT and Borrower on a consolidated basis, at the dates thereof (and, if applicable, subject to normal year-end adjustments) and the results of its operations and cash flows, on a consolidated basis, for the period then ended; (B) an Officer's Certificate of the REIT, stating that the executive officer who is the signatory thereto (which officer shall be the chief executive officer, the chief operating officer, the chief financial officer, any senior vice president or the treasurer of the REIT) has reviewed, or caused under his supervision to be reviewed, the terms of this Agreement and the other principal Loan Documents, and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of Borrower and the REIT, during the accounting period covered by such Financial Statements, and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as of the date of the Officer's Certificate, of any condition or event which constitutes an Event of Default or Unmatured Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action has been taken, is being taken and is proposed to be taken with respect thereto; and (C) a Compliance Certificate demonstrating in reasonable detail (which detail shall include actual calculation and supporting information) compliance during and at the end of such accounting periods with the financial covenants contained in ARTICLE IX.

               6.1.5 BORROWING PROJECTIONS. At least ten (10) days prior to the end of each Fiscal Year, projections of Borrower, on a consolidated basis, detailing expected borrowing and repayment of the Loans for the following Fiscal Year together with an Officer's Certificate of the REIT stating that such projections (1) have been prepared by Borrower in light of the past business and performance of Borrower on a consolidated basis and (2) represent, as of the date thereof, the reasonable good faith estimates of Borrower's financial personnel. Borrower shall also provide such additional supporting details as Agent may reasonably request.

               6.1.6 COMPLIANCE WITH UNENCUMBERED PROPERTY REQUIREMENTS. Promptly upon becoming aware of any condition or event which causes any of the Properties listed as Unencumbered Properties on the most recent Compliance Certificate to no longer comply with the requirements set forth in the definition of Unencumbered Properties, an Officer's Certificate specifying the relevant information and a revised Compliance Certificate.

               6.1.7 KNOWLEDGE OF EVENT OF DEFAULT. Promptly upon Borrower obtaining knowledge (i) of any condition or event which constitutes an Event of Default or Unmatured Event of Default, or becoming aware that any Lender has given notice or taken any other action with respect to a claimed Event of Default or Unmatured Event of Default or (ii) of any condition or event which has a Material Adverse Effect on Borrower or the REIT, an Officer's Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Lender and the nature of such claimed Event of Default, Unmatured Event of Default, event or condition, and what action Borrower and/or the REIT has taken, is taking and proposes to take with respect thereto.

               6.1.8 LITIGATION, ARBITRATION OR GOVERNMENT INVESTIGATION. Promptly upon Borrower or the REIT obtaining knowledge of (i) the institution of, or threat of, any material action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower or the REIT not previously disclosed in writing by Borrower to Agent pursuant to this SECTION 6.1.8, or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration already disclosed, which, in either case, has a Material Adverse Effect on Borrower or the REIT, a notice thereof to Agent and such other information as may be reasonably available to it to enable Agent, Lenders and their counsel to evaluate such matters.

               6.1.9 ESTABLISHMENT OF BENEFIT PLAN AND INCREASE IN CONTRIBUTIONS TO THE BENEFIT PLAN. Not less than ten (10) days prior to the effective date thereof, a notice to Agent of the establishment of a Benefit Plan (or the incurrence of any obligation to contribute to a Multiemployer Plan) by Borrower, the REIT or any ERISA Affiliate. Within thirty (30) days after the first to occur of an amendment of any then existing Benefit Plan of Borrower, the REIT or any ERISA Affiliate which will result in an increase in the benefits under such Benefit Plan or a notification of any such increase, or the establishment of any new Benefit Plan by Borrower, the REIT or any ERISA Affiliate or the commencement of contributions to any Benefit Plan to which Borrower, the REIT or any ERISA Affiliate was not previously contributing, a copy of said amendment, notification or Benefit Plan. For so long as any such Benefit Plan exists, prompt notice of any Termination Event, prohibited transaction, funding waiver request, unfavorable determination letter or withdrawal liability under a Multiemployer Plan.

               6.1.10 FAILURE OF THE REIT TO QUALIFY AS REAL ESTATE INVESTMENT TRUST. Promptly upon, and in any event within forty-eight (48) hours after Borrower first has actual knowledge of (i) the REIT failing to continue to qualify as a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereof), (ii) any act by the REIT causing its election to be taxed as a real estate investment trust to be terminated, (iii) any act causing the REIT to be subject to the taxes imposed by
Section 857(b)(6) of the Internal Revenue Code (or any successor provision thereto), or (iv) the REIT failing to be entitled to a dividends paid deduction which meets the requirements of Section 857 of the Internal Revenue Code, a notice of any such occurrence or circumstance.

               6.1.11 ASSET ACQUISITIONS AND DISPOSITIONS, INDEBTEDNESS, ETC. Without limiting ARTICLE VIII or any other restriction in the Loan Documents, and in all events not later than the same Business Day on which there is public disclosure of any material Investments (other than in Cash Equivalents), acquisitions, dispositions, disposals, divestitures or similar transactions involving Property, the creation of Liens on any of the Portfolio Properties, other than Non-Retail Properties, the execution of any long term leases of real estate in which the Borrower or its Subsidiary is the lessee, the raising of additional equity or the incurring or repayment of material Indebtedness, by or with Borrower, any GP Partnership or Subsidiary or the REIT, telephonic or facsimile notice thereof to Lori Y. Litow or such other person(s) as Agent may designate from time to time, and, if requested by Agent, promptly upon consummation of such transaction, a Compliance Certificate demonstrating in reasonable detail (which detail shall include actual calculations) compliance, after giving effect to such proposed transaction(s), with the covenants contained in ARTICLE IX.

               6.1.12 OTHER INFORMATION. Such other information, reports, contracts, schedules, lists, documents, agreements and instruments in the possession of the REIT or Borrower with respect to (i) the Portfolio Properties or the Simon Properties, (ii) any material change in the REIT's investment, finance or operating policies, or (iii) Borrower's or the REIT's business, condition (financial or otherwise), operations, performance, properties or prospects as Agent may from time to time reasonably request, including, without limitation, annual information with respect to cash flow projections, budgets, operating statements (current year and immediately preceding year), rent rolls, lease expiration reports, leasing status reports, tenant sales reports (to the extent available), note payable summaries, equity funding requirements, contingent liability summaries, line of credit summaries, tenant improvement allowance summaries, note receivable summaries, schedules of outstanding letters of credit, summaries of cash and Cash Equivalents, projections of management and leasing fees and overhead budgets. Provided that Agent gives Borrower reasonable prior notice and an opportunity to participate, Borrower hereby authorizes Agent to communicate with the Accountants and authorizes the Accountants to disclose to Agent any and all financial statements and other information of any kind, including copies of any management letter or the substance of any oral information, that such accountants may have with respect to Borrower's or the REIT's condition (financial or otherwise), operations, properties, performance and prospects. At Agent's request, Borrower shall deliver a letter addressed to the Accountants instructing them to disclose such information in compliance with this SECTION 6.1.12.

               6.1.13 PRESS RELEASES; SEC FILINGS AND FINANCIAL STATEMENTS. Telephonic or telecopy notice to Agent concurrent with or prior to issuance of any material press release concerning the REIT or Borrower and, as soon as practicable after filing with the Commission, all reports and notices, proxy statements, registration statements and prospectuses of the REIT. All materials sent or made available generally by the REIT to the holders of its publicly-held Securities or to a trustee under any indenture or filed with the Commission, including all periodic reports required to be filed with the commission, will be delivered to Agent and Lenders as soon as available.

               6.1.14 ACCOUNTANT REPORTS. Copies of all reports prepared by the Accountants and submitted to Borrower or the REIT in connection with each annual, interim or special audit or review of the financial statements or practices of Borrower or the REIT, including the comment letter submitted by the Accountants in connection with their annual audit.

               6.1.15 TERMINATION OR MODIFICATION OF EARTHQUAKE COVERAGE. Promptly upon, and in any event within thirty (30) days after Borrower first has knowledge of the termination or modification (with respect to the amount of either the coverage provided or the applicable deductible) of the coverage provided by the blanket property insurance rider regarding earthquake insurance for Portfolio Properties located in "Zone 1" maintained by Borrower as of the date of this Agreement, a notice of such termination or modification.

          6.2 ENVIRONMENTAL NOTICES. Borrower shall notify Agent, in writing, as soon as practicable, and in any event within ten (10) days after Borrower's or the REIT's learning thereof, of any: (i) written notice or claim to the effect that Borrower or the REIT is or may be liable to any Person as a result of any material Release or threatened Release of any Contaminant into the environment;
(ii) written notice that Borrower or the REIT is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Contaminant into the environment; (iii) written notice that any Portfolio Property or any Simon Property is subject to an Environmental Lien; (iv) written notice that Borrower, any Subsidiary or Partnership, any Simon Partnership or the REIT has received a notice of violation of any Environmental Laws by Borrower, any Subsidiary or Partnership or the REIT; (v) commencement or written threat of any judicial or administrative proceeding alleging a violation of any Environmental Laws; (vi) written notice from a Governmental Authority of any changes to any existing Environmental Laws that will have a Material Adverse Effect on the operations of Borrower or the REIT; or (vii) any proposed acquisition of stock, assets, real estate or leasing of property, or any other action by Borrower that, to the best of Borrower's knowledge, could subject Borrower, any Subsidiary or Partnership or the REIT to environmental, health or safety Liabilities and Costs that will have a Material Adverse Effect on Borrower or the REIT.

          6.3 CONFIDENTIALITY. Confidential Information obtained by Agent or Lenders pursuant to this Agreement or in connection with the Facility shall not be disseminated by Agent or Lenders and shall not be disclosed to third parties except to regulators, taxing authorities and other governmental agencies having jurisdiction over Agent or such Lender or otherwise in response to Requirements of Law, to their respective auditors and legal counsel and in connection with regulatory, administrative and judicial proceedings as necessary or relevant including enforcement proceedings relating to the Loan Documents, and to any prospective assignee of or participant in a Lender's interest under this Agreement or any prospective purchaser of the assets or a controlling interest in any Lender, PROVIDED that such prospective assignee, participant or purchaser first agrees to be bound by the provisions of this SECTION 6.3. For purposes hereof, "CONFIDENTIAL INFORMATION" shall mean all nonpublic information obtained by Agent or Lenders, unless and until such information becomes publicly known, other than as a result of unauthorized disclosure by Agent or Lenders of such information.


                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

          Borrower covenants and agrees that, on and after the date hereof, until payment in full of all of the Obligations, the expiration of the Commitments and termination of this Agreement:

          7.1 EXISTENCE. Each of Borrower and the REIT shall at all times maintain its existence and preserve and keep in full force and effect its rights and franchises. Borrower shall remain a Delaware limited partnership with the REIT as its sole general partner.

          7.2 QUALIFICATION, NAME. Each of Borrower and the REIT shall qualify and remain qualified to do business in each jurisdiction in which any Portfolio Property is located or in which the nature of its business requires it to be so qualified except for those jurisdictions where failure to so qualify would not have a material Adverse Effect on Borrower. Borrower will transact business solely in its own name or in the commonly known name of one of the Portfolio Properties.

          7.3 COMPLIANCE WITH LAWS, ETC. Each of Borrower and REIT shall (i) comply with all Requirements of Law, and all restrictive covenants affecting it or its properties, performance, prospects, assets or operations, and (ii) obtain as needed all Permits necessary for its operations and maintain such in good standing, except where the failure to do so will not have a Material Adverse Effect on Borrower.

          7.4 PAYMENT OF TAXES AND CLAIMS. Each of Borrower and the REIT shall pay (i) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and
(ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien other than a judgment lien upon any of Borrower's properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto, provided, however that the payment of such taxes, assessments, charges and claims may be deferred so long as the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if Borrower shall have set aside in its books adequate reserves specifically with respect thereto, but Borrower shall pay such matters prior to the foreclosure of a Lien which may have attached as security therefor.

          7.5 MAINTENANCE OF PROPERTIES; INSURANCE. Borrower shall maintain in good repair, working order and condition, excepting ordinary wear and tear, all of the Portfolio Properties and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Borrower shall maintain commercially reasonable and appropriate amounts of "all risk" property and liability insurance, which insurance shall include in any event:

                     (a)       with respect to each Property: (1)
         property and casualty insurance (including coverage for flood and water damage for any Portfolio Property located within a 100-year flood plain) in an amount not less than the replacement costs of the improvements thereon (subject to reasonable deductibles and, in the case of flood insurance, subject to the maximum coverages available under the National Flood Insurance Program), and (ii) loss of rental insurance income in an amount not less than one year's gross revenues of such Portfolio Property; and

                     (b) comprehensive general liability insurance in an amount not less than $20,000,000 per occurrence, including all insurance pursuant to umbrella and excess liability policies.

At the request of Agent, Borrower shall provide, evidence of insurance, including certificates of insurance and binders.

          7.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Borrower shall permit, and shall cause the REIT and each Subsidiary or Partnership to permit, any authorized representative(s) designated by any Lender to visit and inspect any of its properties, to inspect financial and accounting records and leases, and to make copies and take extracts therefrom, all at such times after reasonable advance notice during normal business hours and as often as any Lender may reasonably request. In connection therewith, Borrower shall pay all expenses of the Agent (but not of the other Lenders) of the types described in
SECTION 12.1 subject to the limitation that prior to an Event of Default the Borrower shall not be required to reimburse expenses for inspections of Properties made more frequently than annually. Borrower will keep proper books of record and account in which entries, in conformity with GAAP and as otherwise required by this Agreement and applicable Requirements of Law, shall be made of all dealings and transactions in relation to its businesses and activities and as otherwise required under SECTION 6.1.

          7.7 MAINTENANCE OF PERMITS, ETC. Each of Borrower and the REIT will maintain in full force and effect all Permits, franchises, patents, trademarks, trade names, copyrights, authorizations or other rights necessary for the operation of its business, except where the failure to obtain any of the foregoing would not have a Material Adverse Effect on Borrower; and notify Agent in writing, promptly after learning thereof, of the suspension, cancellation, revocation or discontinuance of or of any pending or threatened action or proceeding seeking to suspend, cancel, revoke or discontinue any material Permit, patent, trademark, trade name, copyright, governmental approval, franchise authorization or right.

          7.8 CONDUCT OF BUSINESS. Except for Permitted Investments pursuant to
SECTION 9.10 and Investments in cash and Cash Equivalents, Borrower shall engage only in the business of direct ownership, operation and development of retail properties and any other business activities of Borrower will remain incidental thereto.

          7.9 USE OF PROCEEDS. Borrower shall use the proceeds of the Loans only for predevelopment costs, development costs, acquisitions, working capital, equity Investments and repayment of Indebtedness, including required interest and/or principal payments thereon.

          7.10 SECURITIES LAW COMPLIANCE. Each of the Borrower and the REIT shall comply in all material respects with all rules and regulations of the Commission and file all reports required by the Commission relating to the Borrower's or the REIT's publicly-held Securities.

          7.11 CONTINUED STATUS AS A REIT; PROHIBITED TRANSACTIONS. The REIT (i) will continue to be a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereto), (ii) will not revoke its election to be a real estate investment trust, (iii) will not engage in any "prohibited transactions" as defined in Section 856(b)(6)(iii) of the Internal Revenue Code (or any successor provision thereto), and (iv) will continue to be entitled to a dividend paid deduction meeting the requirements of
Section 857 of the Internal Revenue Code.

          7.12 NYSE LISTED COMPANY. The common stock of the REIT shall at all times be listed for trading on the New York Stock Exchange.

          7.13 PROPERTY MANAGEMENT. All Portfolio Properties (other than Non-Retail Properties) in which the direct or indirect ownership interest of Borrower exceeds fifty percent (50%) shall be directly managed by Borrower.

          7.14 INTEREST RATE CONTRACTS. At all times when LIBOR for 30 day Interest Periods has, for 30 consecutive days, exceeded eight and one-quarter percent (8.25%), Borrower shall maintain in effect Interest Rate Contracts which are satisfactory to the Agent covering at least forty percent (40%) of the aggregate amount of variable interest rate Indebtedness of Borrower (including the Facility and the BankBoston Term Loan) then outstanding plus any additional Loans which are projected to be advanced hereunder within 90 days after the acquisition of such Interest Rate Contracts. In determining whether such Interest Rate Contracts are satisfactory, the Agent shall not require that the terms thereof extend beyond the Termination Date.


                                  ARTICLE VIII

                               NEGATIVE COVENANTS

          Borrower covenants and agrees that, on and after the date hereof, until payment in full of all of the Obligations, the expiration of the Commitments and termination of this Agreement:

          8.1 LIENS. Neither Borrower nor the REIT shall(i) directly or indirectly create, incur, assume or permit to exist any Lien, except for Permitted Liens, on or with respect to all or any portion of Woodbury Common;
(ii) directly or indirectly create, assume or permit to exist any agreement (other than the Loan Documents and the Unsecured Term Note Secured Debt Limitation set forth in the Unsecured Term Note Indenture) prohibiting the creation of any Lien on Woodbury Common. This SECTION 8.1 shall only be applicable so long as Borrower's senior long-term unsecured debt obligations are rated below BBB or Baa2 by one or both of the Rating Agencies.

          8.2 TRANSFERS OF WOODBURY COMMON. Borrower shall not transfer, directly or indirectly, all or any interest in Woodbury Common except Leases to tenants which are not Affiliates of Borrower entered into in the ordinary course of business.

          8.3 RESTRICTIONS ON FUNDAMENTAL CHANGES. Neither Borrower nor the REIT shall, without the prior written consent of the Agent

                     (a) Enter into any merger or consolidation or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution);

                     (b)       Change its Fiscal Year;

                     (c) Except for Permitted Investments, engage in any line of business other than as expressly permitted under SECTION 7.8;

                     (d)       Create or acquire any Subsidiary or
         become a partner or member in any Partnership (except a Simon Partnership) PROVIDED, however that the Agent shall not unreasonably withhold its consent under this paragraph (d) after a review of all information requested by the Agent regarding the applicable entity including the names of others having an ownership interest therein, the proposed structure of the entity, the size, location and leasing of the Property owned or proposed to be owned by such entity and the terms of any existing or contemplated Indebtedness of such entity.

          8.4 ERISA. Neither the Borrower nor the REIT shall permit any ERISA Affiliates to do any of the following to the extent that such act or failure to act would result in the aggregate, after taking into account any other such acts or failure to act, in a Material Adverse Effect on Borrower or the REIT:

                     (a)       Engage, or knowingly permit an ERISA
         Affiliate to engage, in any prohibited transaction described in
         Section 406 of the ERISA or Section 4975 of the Internal Revenue Code which is not exempt under Section 407 or 408 of ERISA or Section 4975(d) of the Internal Revenue Code for which a class exemption is not available or a private exemption has not been previously obtained from the DOL;

                     (b) Permit to exist any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived;

                     (c)       Fail, or permit an ERISA Affiliate
         to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Plan if such failure could result in the imposition of a Lien or otherwise would have a Material Adverse Effect on Borrower or the REIT;

                     (d) Terminate, or permit an ERISA Affiliate to terminate, any Benefit Plan which would result in any liability of Borrower or an ERISA Affiliate under Title IV of ERISA or the REIT; or

                     (e)       Fail, or permit any ERISA Affiliate to
         fail, to pay any required installment under section (m) of Section
         412 of the Internal Revenue Code or any other payment required under
         Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment, if such failure could result in the imposition of a Lien or otherwise would have a Material Adverse Effect on Borrower or the REIT.

          8.5 AMENDMENT OF CONSTITUENT DOCUMENTS. Except for any such amendment that is required (i) under any Requirement of Law imposed by any Governmental Authority or (ii) in order to maintain compliance with SECTION 7.11: (1) neither Borrower nor any Partnership shall amend its Partnership Agreement (including, without limitation, as to the admission of any new partner, directly or indirectly), and (2) the REIT shall not amend its articles of incorporation or by-laws; in any such case, except amendments which do not materially affect the ability of the Borrower or the REIT to perform its obligations under the Loan Documents or other amendments which have received the prior written consent of the Agent.

          8.6 DISPOSAL OF PARTNERSHIP INTERESTS OR STOCK IN SUBSIDIARIES. Neither Borrower nor the REIT will directly or indirectly convey, sell, transfer, assign, pledge or otherwise encumber or dispose of any of its partnership (or other ownership) interests or stock in any Partnership or Subsidiary without first providing the notice and (if required) Compliance Certificate pursuant to SECTION 6.1.11 with such disposition or encumbrance of such partnership interest or stock being treated the same as disposition or encumbrance of the Property owned by the applicable Partnership or Subsidiary.

          8.7 MARGIN REGULATIONS. No portion of the proceeds of any Loans shall be used in any manner which might cause the extension of credit or the application of such proceeds to violate Regulation G, U or X or any other regulation of the Federal Reserve Board or to violate the Securities Exchange Act or the Securities Act, in each case as in effect on the applicable Funding Date.

          8.8 WITH RESPECT TO THE REIT:

               8.8.1 The REIT shall not own any material assets (other than its interest in the ATC Partnership) or engage in any line of business other than owning partnership interests in Borrower.

               8.8.2 The REIT shall not directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except the Obligations and other Borrower Debt.

               8.8.3 The REIT shall not directly or indirectly create, incur, assume or permit to exist any Lien (other than Permitted Liens) on or with respect to any of its Property or assets.

               8.8.4 The REIT will not directly or indirectly convey, sell, transfer, assign, pledge or otherwise encumber or dispose of any of its partnership interests in Borrower so as to reduce its interest in Borrower to less than 60%.

          8.9 ADDITIONAL UNSECURED BANK DEBT. Neither Borrower nor any Subsidiaries of Borrower shall create, incur, assume or otherwise become liable for any unsecured line of credit or other unsecured loan from any bank or financial institution, other than the Facility and the BankBoston Term Loan, nor shall the Borrower cause any letter of credit to be issued by any bank or financial institution for the account of Borrower or any Subsidiaries of Borrower, other than the Letters of Credit.

          8.10 RESTRICTIONS ON INDEBTEDNESS. Except with the prior written consent of Requisite Lenders, the Borrower will not create, incur, assume, guarantee or become or remain liable, contingently or otherwise, or agree not to do any of same, with respect to any Indebtedness other than:

                    (a) Indebtedness to the Lenders arising under this Agreement, Indebtedness to BankBoston arising under the BankBoston Term Loan and Indebtedness to the holders of the Unsecured Term Notes arising thereunder;

                    (b) current liabilities of the Borrower incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                    (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of SECTION 7.4;

                    (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                    (e) Endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                    (f) Indebtedness consisting of purchase money financing for equipment used in the ordinary course of Borrower's business provided that the amount of each such financing may not exceed 100% of the cost of the purchased property.

                    (g) Nonrecourse Indebtedness of Borrower secured by a Lien on a Portfolio Property (other than Woodbury Common for so long as SECTION 8.1 remains in effect) which is completely non-recourse to the Borrower and to the REIT to the extent the same does not create a violation of SECTIONS 9.4, 9.5,
9.6 OR 9.7 provided that (i) upon the creation or assumption of any such Indebtedness Borrower shall provide the Agent with a notice describing the terms of such Indebtedness and the security therefor and a copy of the promissory note or other instrument containing the nonrecourse provisions, and (ii) if the terms of such Indebtedness include financial covenants, such covenants are determined by the Agent in its sole discretion to be less stringent than the covenants set forth in ARTICLE IX.

                    (h) Indebtedness of Borrower other than Nonrecourse Indebtedness for borrowed money to the extent the same does not create a violation of SECTIONS 9.4, 9.5, 9.6 OR 9.7 provided that (i) upon the creation or assumption of any such Indebtedness Borrower shall provide the Agent with a notice describing the terms of such Indebtedness, (ii) such Indebtedness must be permitted under the terms of the Unsecured Term Notes, (iii) if the terms of such Indebtedness include financial covenants such covenants are determined by the Agent, in its sole discretion, to be less stringent than the covenants set forth in ARTICLE IX, and (iv) except for facilities having BankBoston as sole lender or as agent for a group of lenders, such Indebtedness has a term which matures at least twenty-four (24) months after the then applicable Termination Date.

                    (i) Indebtedness consisting of purchase money financing for Land intended for development in connection with future Construction Projects to the extent the same does not create a violation of SECTIONS 9.4, 9.5, 9.6 OR 9.7 provided that (i) the amount of such Indebtedness does not exceed 100% of the cost of the purchased Land, (ii) the Indebtedness is secured by a Lien on the purchased Land, (iii) the aggregate amount of the Indebtedness described in this paragraph outstanding at any time shall not exceed $15,000,000.00, and (iv) upon the creation of any such Indebtedness Borrower shall provide the Agent with a notice describing the terms of such Indebtedness.

                    (j) Indebtedness of Borrower related to the Indebtedness of any Simon Partnership to the extent the same does not create a violation of
SECTION 9.4 provided that the respective recourse liability of Simon and Borrower with respect thereto shall be in proportion to their respective percentage ownership interests in the applicable Simon Partnership.

          8.11 CONSTRUCTION PROJECTS. Borrower shall not commence construction of any Construction Project if the addition of the budgeted project costs for such project to the CIP Budget Amount would result in a violation of SECTION
9.11. At all times when the Portfolio Occupancy Rate is less than ninety-five percent (95%) Borrower shall not commence construction of any Construction Project prior to the earlier of (a) the date that premises which in the aggregate constitute at least twenty percent (20%) of the gross leasable area of such Construction Project are subject to executed leases under which (i) occupancy by the tenant thereunder is conditioned only upon completion of construction of the relevant improvements and (ii) such tenant is otherwise unconditionally committed to take occupancy upon completion of such construction or (b) the date that the Portfolio Occupancy Rate again exceeds ninety-five percent (95%).

          8.12 DISCONTINUITY IN MANAGEMENT. In the event that any three of the five Executive Officers shall cease to be active on a full time, continuous basis in the senior management of Borrower and the REIT ("DISCONTINUITY IN MANAGEMENT"), Borrower shall have up to one hundred eighty (180) days to obtain the approval of Requisite Lenders to additional executives, such that the remaining and new management executives, as a group, have substantial and sufficient knowledge, experience and capabilities in the management of a publicly-held company engaged in the operation of a multi-asset real estate business of the type engaged in by Borrower. In the event Borrower shall fail to obtain approval of Requisite Lenders as aforesaid within said 180-day period, then Borrower shall, at the election and upon the demand of Requisite Lenders, pay in full all Obligations under the Loan Documents not later than sixty (60) days after the end of such 180-day period, whereupon this Agreement and all Commitments hereunder shall be terminated. Any Lender which abstains or otherwise fails to respond to any request by Borrower for approval under this
SECTION 8.12 within ten (10) Business Days shall be counted among the Requisite Lenders approving the proposed additional executives. In the event that Barry Ginsburg should retire prior to the time that there has been any other changes in the Executive Officers, the Borrower may designate another officer to replace Mr. Ginsburg among the Executive Officers and such replacement shall not be counted when determining whether there has been a Discontinuity in Management.


                                   ARTICLE IX

                               FINANCIAL COVENANTS

          Borrower covenants and agrees that, on and after the date of this Agreement and until payment in full of all the Obligations, the expiration of all Commitments, the termination of all Letters of Credit and the termination of this Agreement:

          9.1. VALUE OF ALL UNENCUMBERED PROPERTIES. The Borrower will not at any time permit the Value of All Unencumbered Properties to be less than one hundred seventy five percent (175%) of the outstanding balance of Unsecured Indebtedness.

          9.2. MINIMUM DEBT SERVICE COVERAGE. The Borrower will not at any time permit the outstanding principal amount of the Unsecured Indebtedness to exceed an amount such that: (a) the Unencumbered Net Operating Income, divided by (b) Pro Forma Unsecured Debt Service Charges would be less than 1.5 for any Fiscal Quarter.

          9.3 MINIMUM FAIR MARKET NET WORTH. Borrower will maintain a Fair Market Net Worth of not less than Three Hundred Million Dollars ($300,000,000) plus seventy-five percent (75%) of Net Offering Proceeds received by Borrower after the Closing Date.

          9.4 TOTAL LIABILITIES TO ADJUSTED ASSET VALUE RATIO. Borrower will not at any time permit its Total Liabilities to exceed fifty-five percent (55%) of Adjusted Asset Value.

          9.5 MAXIMUM SECURED BORROWER DEBT. The Secured Borrower Debt shall not exceed thirty percent (30%) of Adjusted Asset Value.

          9.6 OPERATING CASH FLOW TO DEBT SERVICE RATIO. The ratio of Operating Cash Flow to Debt Service shall not be less than 2.0:1 for any Fiscal Quarter.

          9.7 EBITDA TO FIXED CHARGES RATIO. The ratio of EBITDA to Fixed Charges shall not be less than 1.75:1 for any Fiscal Quarter.

          9.8 AGGREGATE OCCUPANCY RATE. The Aggregate Occupancy Rate of the Unencumbered Properties shall not be less than ninety percent (90%).

          9.9 DISTRIBUTIONS.

               9.9.1 Subject to SECTION 9.9.2, aggregate distributions to common shareholders of the REIT and all partners of Borrower holding common units other than the REIT shall not exceed the lesser of (i) ninety percent (90%) of Funds From Operations for any Fiscal Year or (ii) one hundred percent (100%) of Funds From Operations for more than two (2) consecutive Fiscal Quarters. For purposes of this SECTION 9.9, the term "distributions" shall mean and include all dividends and other distributions to, and the repurchase of stock or partnership interests from, the holder of any equity interests in Borrower or the REIT.

               9.9.2 Aggregate distributions during the continuance of any Event of Default shall not exceed the lesser of (i) the aggregate amount permitted to be made during the continuance thereof under SECTION 9.9.1, and (ii) the minimum amount that the REIT must distribute to its shareholders in order to maintain compliance with SECTION 7.11. If the Loans are not paid in full on the Termination Date, no distributions shall be made thereafter except to the extent expressly authorized in advance by Agent.

          9.10 PERMITTED INVESTMENTS. Notwithstanding the limitations set forth in SECTION 7.8, Borrower may make the following Permitted Investments, so long as (i) the aggregate amount of all Permitted Investments does not exceed, at any time, twenty-five percent (25%) of Adjusted Asset Value, and (ii) the aggregate amount of each of the following categories of Permitted Investments does not exceed the specified percentage of Adjusted Asset Value, in each case as of the date made:

                                                               Maximum
                                                             Percentage of
         Permitted Investment                             Adjusted Asset Value

         Land and Non-Retail Properties:                        15%

         Foreign Investments:                                   10%

         Investment Mortgages:                                  10%

         Partnerships (other than Simon Partnerships):          15%.


For purposes of calculating compliance with the foregoing: (1) the amount of each Investment will be deemed to be the original Acquisition Price thereof; (2) in the case of each Investment in Land, Investment Mortgages and Partnerships, the nature of underlying real property asset and the conduct of business in respect thereof shall in all respects comply with the limitations set forth in
SECTION 7.8; and (3) Investments in Foreign Affiliates (other than in Foreign Affiliates which are Wholly-Owned Subsidiaries) shall be counted as both an investment in Partnerships and as a Foreign Investment but shall be counted only once when determining the overall 25% limit. In addition, Borrower may also make Investments in Simon Partnerships and such Investments shall not be subject to, or counted against, the limitations on the amount of Permitted Investments described in this SECTION 9.10.

          9.11 CIP BUDGET AMOUNT TO ADJUSTED ASSET VALUE. The ratio of the CIP Budget Amount to Adjusted Asset Value shall not exceed 0.25:1.

          9.12 CALCULATION. Each of the foregoing ratios and financial requirements shall be calculated as of the last day of each Fiscal Quarter, provided, however that each of the foregoing ratios and financial requirements which is affected by an increase in the outstanding balance of the Loans, by the issuance of a Letter of Credit or by the sale or encumbrance of a Portfolio Property shall also be recalculated as of the time of such event. For purposes of determining compliance with SECTION 9.6, the period covered thereby shall be the immediately preceding Fiscal Quarter.


                                    ARTICLE X

                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

          10.1 EVENTS OF DEFAULT. Each of the following occurrences shall constitute an Event of Default under this Agreement:

               10.1.1 FAILURE TO MAKE PAYMENTS WHEN DUE. Borrower shall fail to pay (i) any amount due on the Termination Date, (ii) any principal when due, or
(iii) any interest on any Loan, or any fee or other amount payable under any Loan Documents, within five (5) days after the same becomes due.

               10.1.2 REIT AND FINANCIAL COVENANTS. Borrower or the REIT shall breach any covenant set forth in SECTION 7.11 or in ARTICLE IX (excluding
SECTION 9.8).

               10.1.3 AGGREGATE OCCUPANCY RATE. Borrower shall fail to satisfy the financial covenant regarding the Aggregate Occupancy Rate set forth in
SECTION 9.8 and such failure shall continue for sixty (60) days.

               10.1.4 OTHER DEFAULTS. Borrower or the REIT shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on Borrower or the REIT under this Agreement or under any of the other Loan Documents (other than as described in any other provision of this SECTION 10.1), and with respect to agreements, covenants or obligations for which no time period for performance is otherwise provided, such failure shall continue for fifteen (15) days after Borrower or the REIT knew of such failure (or such lesser period of time as is mandated by applicable Requirements of Law); PROVIDED, however, if such failure is capable of cure but is not capable of cure within such fifteen (15) day period, then if Borrower promptly undertakes action to cure such failure and thereafter diligently prosecutes such cure to completion within forty-five (45) days after Borrower or the REIT knew of such failure, then Borrower shall not be in default hereunder.

               10.1.5 BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made or deemed made by Borrower or the REIT to Agent or any Lender herein or in any of the other Loan Documents or in any statement, certificate or financial statements at any time given by Borrower pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made.

               10.1.6 DEFAULT AS TO OTHER INDEBTEDNESS. (i) Borrower, the REIT or any GP Partnership shall have (A) failed to pay when due (beyond any applicable grace period), any amount in respect of any Indebtedness (other than Nonrecourse Indebtedness) of such party other than the Obligations if the aggregate amount of such other Indebtedness is Ten Million Dollars ($10,000,000) or more; or (B) otherwise defaulted (beyond any applicable grace period) under any Indebtedness of such party other than the Obligations if (1) the aggregate amount of such other Indebtedness is Ten Million Dollars ($10,000,000) or more, and (2) the holder of such Indebtedness has accelerated such Indebtedness; or
(ii) any such other Indebtedness shall have otherwise become payable, or be required to be purchased or redeemed, prior to its scheduled maturity; or (iii) the holder(s) of any Lien, in any amount, commence foreclosure of such Lien upon any Property having an aggregate value in excess of Ten Million Dollars ($10,000,000); or (iv) any "Event of Default" shall exist under the Unsecured Term Note Indenture, or (v) any "Event of Default" shall exist under the Term Loan Agreement relating to the BankBoston Term Loan.

               10.1.7 INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                          (a)         An involuntary case shall be
         commenced against the REIT, Borrower or any GP Partnership, and the petition shall not be dismissed within sixty (60) days after commencement of the case, or a court having jurisdiction shall enter a decree or order for relief in respect of any such Person in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state or foreign law; or

                           (b) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the REIT, Borrower or any GP Partnership, or over all or a substantial part of the property of any such Person, shall be entered; or an interim receiver, trustee or other custodian of any such Person or of all or a substantial part of the property of any such Person, shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of any such Person, shall be issued and any such event shall not be stayed, vacated, dismissed, bonded or discharged within sixty (60) days of entry, appointment or issuance.

               10.1.8 VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. The REIT, Borrower, or any GP Partnership shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking of possession by a receiver, trustee or other custodian for all or a substantial part of its property; any such Person shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due; or the general partner (or Person(s) serving in a similar capacity) of Borrower or the REIT's Board of Directors (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

               10.1.9 JUDGMENTS AND ATTACHMENTS. (i) Any money judgment (other than a money judgment covered by insurance but only if the insurer has admitted liability with respect to such money judgment), writ or warrant of attachment, or similar process involving in any case an amount in excess of One Million Dollars ($1,000,000) shall be entered or filed against the REIT, Borrower, or any GP Partnership or their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days, or (ii) any judgment or order of any court or administrative agency awarding material damages shall be entered against any such Person in any action under the Federal securities laws seeking rescission of the purchase or sale of, or for damages arising from the purchase or sale of, any Securities, such judgment or order shall have become final after exhaustion of all available appellate remedies and, in Agent's judgment, the payment of such judgment or order would have a Material Adverse Effect on such Person.

               10.1.10 DISSOLUTION. Any order, judgment or decree shall be entered against the REIT, Borrower, or any GP Partnership decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days; or the REIT or Borrower shall otherwise dissolve or cease to exist.

               10.1.11 LOAN DOCUMENTS; FAILURE OF SUBORDINATION. If for any reason (i) any Loan Document shall cease to be in full force and effect, or (ii) any Obligation shall be subordinated in right of payment to any other unsecured liability of the Borrower.

               10.1.12 ERISA LIABILITIES. Any Termination Event occurs which will or is reasonably likely to subject Borrower, the REIT or any ERISA Affiliate to a liability which Agent reasonably determines will have a Material Adverse Effect on Borrower or the REIT, or the plan administrator of any Benefit Plan applies for approval under Section 412(d) of the Internal Revenue Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and Agent reasonably determines that the business hardship upon which the Section 412(d) waiver was based will or would reasonably be anticipated to subject Borrower or the REIT to a liability which Agent determines will have a Material Adverse Effect on Borrower or the REIT.

               10.1.13 ENVIRONMENTAL LIABILITIES. Borrower, the REIT or any Subsidiary or Partnership becomes subject to any Liabilities and Costs which Agent reasonably deems to have a Material Adverse Effect on such Person arising out of or related to the Release at any Property of any Contaminant into the environment, or any Remedial Action in response thereto, or any other violation of any Environmental Laws.

               10.1.14 SOLVENCY; MATERIAL ADVERSE CHANGE. Borrower or the REIT shall cease to be Solvent, or there shall have occurred any material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of Borrower or the REIT.

               An Event of Default shall be deemed "continuing" until cured or waived in writing in accordance with SECTION 12.4.

          10.2 RIGHTS AND REMEDIES.

               10.2.1 ACCELERATION, ETC. Upon the occurrence of any Event of Default described in the foregoing SECTION 10.1.7 or 10.1.8 with respect to the REIT or Borrower, the Commitments shall automatically and immediately terminate and the unpaid principal amount of and any and all accrued interest on the Loans shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentment, demand or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate or notice of acceleration), all of which are hereby expressly waived by Borrower, and the obligations of Lenders to make any Loans hereunder shall thereupon terminate; and upon the occurrence and during the continuance of any other Event of Default, Agent shall, at the request, or may, with the consent of Requisite Lenders, by written notice to Borrower, (i) declare that the Commitments are terminated, whereupon the Commitments and the obligation of Lenders to make any Loan hereunder shall immediately terminate, and/or (ii) declare the unpaid principal amount of, any and all accrued and unpaid interest on the Loans and all of the other Obligations to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentment, demand, or protest or other requirements of any kind (including without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by Borrower. Without limiting Agent's authority hereunder, on or after the Termination Date, Agent shall, at the request, or may, with the consent, of Requisite Lenders exercise any or all rights and remedies under the Loan Documents or applicable law. Upon the occurrence of and during the continuance of an Event of Default, Agent shall be entitled to request and receive, by or through Borrower or appropriate legal process, any and all information concerning the REIT, Borrower or any property of any of them, which is reasonably available to or obtainable by Borrower.

               10.2.2 WAIVER OF DEMAND. Demand, presentment, protest and notice of nonpayment are hereby waived by Borrower. Borrower also waives, to the extent permitted by law, the benefit of all exemption laws.

               10.2.3 WAIVERS, AMENDMENTS AND REMEDIES. No delay or omission of Agent or Lenders to exercise any right under any Loan Document shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by Agent after obtaining written approval thereof or the signature thereon of those Lenders required to approve such waiver, amendment or other variation, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to Agent and Lenders until the Obligations have been paid in full, the Commitments have expired or terminated and this Agreement has been terminated.

               10.2.4 CASH COLLATERAL ACCOUNT FOR LETTERS OF CREDIT. In the event that any Letters of Credit are in effect at the time of an acceleration of the maturity of the Loans, the amounts which shall thereupon become immediately due and payable by the Borrower shall include a sum equal to the aggregate face amount of such then effective Letters of Credit. Such sum shall be deposited in a cash collateral account to be opened by the Agent. Amounts held in such cash collateral account shall be applied by the Agent on each Drawing Date thereafter to pay any drafts presented pursuant to the Letters of Credit. After all Letters of Credit have been fully drawn upon, expired or otherwise terminated, any balance remaining in such cash collateral account shall be applied in the same manner as proceeds from the enforcement of the Loan Documents.

          10.3 RESCISSION. If at any time after acceleration of the maturity of the Loans, Borrower shall pay all arrears of interest and all payments on account of principal of the Loans which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Unmatured Events of Default (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to SECTION 12.4, then by written notice to Borrower, Requisite Lenders may elect, in their sole discretion, to rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Unmatured Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders; they are not intended to benefit Borrower and do not give Borrower the right to require Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.


                                   ARTICLE XI

                                AGENCY PROVISIONS

          11.1 APPOINTMENT.

               11.1.1 Each Lender hereby (i) designates and appoints BankBoston as Agent of such Lender under this Agreement and the Loan Documents, (ii) authorizes and directs Agent to enter into the Loan Documents other than this Agreement for the benefit of Lenders, and (iii) authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto, subject to the limitations referred to in SECTIONS 11.10.1 and 11.10.2. Agent agrees to act as such on the express conditions contained in this ARTICLE XI.

               11.1.2 The provisions of this ARTICLE XI are solely for the benefit of Agent and Lenders, and Borrower shall not have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in SECTIONS 11.3 and 11.9, PROVIDED, HOWEVER, that the foregoing shall in no way limit Borrower's obligations under this ARTICLE XI. In performing its functions and duties under this Agreement, Agent shall act solely as Agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any other Person.

          11.2 NATURE OF DUTIES. Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. Subject to the provisions of SECTIONS 11.5 and 11.7, Agent shall administer the Loans in the same manner as it administers its own loans. Promptly following the effectiveness of this Agreement, Agent shall send to each Lender its originally executed Note and the executed original, to the extent the same are available in sufficient numbers, of each other Loan Document other than the Notes in favor of other Lenders. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, expressed or implied, is intended or shall be construed to impose upon Agent any obligation in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the REIT, Borrower and each Portfolio Property in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the REIT and Borrower, and, except as specifically provided herein, Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter.

          11.3 LOAN DISBURSEMENTS.

               11.3.1 Not later than 1:00 P.M. (Eastern time) on the next Business Day following receipt of a Notice of Borrowing, Agent shall send a copy thereof by facsimile to each other Lender and shall otherwise notify each Lender of the proposed Borrowing and the Funding Date. Each Lender shall make available to Agent (or the funding bank or entity designated by Agent), the amount of such Lender's Pro Rata Share of such Borrowing in immediately available funds not later than the times designated in SECTION 11.3.2. Unless Agent shall have been notified by any Lender prior to such time for funding in respect of any Borrowing that such Lender does not intend to make available to Agent such Lender's Pro Rata Share of such Borrowing, Agent may assume that such Lender has made such amount available to Agent. In any case where a Lender does not for any reason make available to Agent such Lender's Pro Rata Share of such Borrowing, Agent, in its sole discretion, may, but shall not be obligated to, fund to Borrower such Lender's Pro Rata Share of such Borrowing. If the amount so funded by Agent is not in fact made available to Agent by the responsible Lender, then Borrower agrees to repay to Agent such amount, together with interest thereon at the Base Rate for each day from the date such amount is made available to Borrower until the date such amount is repaid to Agent, not later than three (3) Business Days following Agent's demand to Borrower that such repayment be made. In addition, such Lender agrees to pay to Agent forthwith on demand such corresponding amount, together with interest thereon at the Federal Funds Rate. If such Lender shall pay to Agent such corresponding amount, such amount so paid shall constitute such Lender's Pro Rata Share of such Borrowing, and if both such Lender and Borrower shall have paid and repaid, respectively, such corresponding amount, Agent shall promptly return to Borrower such corresponding amount in same day funds; interest paid by Borrower in respect of such corresponding amount shall be prorated, as of the date of payment thereof by such Lender to Agent. In the event that Agent shall not have funded such Lender's Pro Rata Share under this SECTION 11.3.1, then Borrower shall not be obligated to accept a late funding of such Lender's Pro Rata Share if such funding is made more than two (2) Business Days following the applicable Funding Date. If Borrower declines to accept such delinquent funding, Agent shall promptly return to such Lender the amount of such funding. Nothing in this
SECTION 11.3.1 shall alter the respective rights and obligations of the parties hereunder in respect of a Defaulting Lender or a Non-Pro Rata Loan.

               11.3.2 Requests by Agent for funding by Lenders of Loans will be made by telecopy. Each Lender shall make the amount of its Loan available to Agent in Dollars and in immediately available funds, to such bank and account, as Agent may designate, not later than 1:00 P.M. (Eastern time) on the Funding Date designated in the Notice of Borrowing with respect to such Loan, provided that to the extent the Agent is late in providing any Lender with notice the applicable time in advance of any Funding Date specified in SECTION 2.1.2(A), such Lender shall not be obligated to make such amount available to the Agent until said time on the Business Day which is the same number of Business Days after the Funding Date as Agent was late in providing such notice.

               11.3.3 Nothing in this SECTION 11.3 shall be deemed to relieve any Lender of its obligation hereunder to make its Pro Rata Share of Loans on any Funding Date, nor shall any Lender be responsible for the failure of any other Lender to perform its obligations to make any Loan hereunder, and the Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make a Loan.

          11.4 DISTRIBUTION AND APPORTIONMENT OF PAYMENTS.

               11.4.1 Subject to SECTION 11.4.2, payments actually received by Agent for the account of Lenders shall be paid to them promptly after receipt thereof by Agent, but in any event within two (2) Business Days, PROVIDED that Agent shall pay to Lenders interest thereon, at the lesser of (i) Federal Funds Rate and (ii) the rate of interest applicable to such Loans, from the Business Day following receipt of such funds by Agent until such funds are paid in immediately available funds to Lenders. Subject to SECTION 11.4.2, all payments of principal and interest in respect of outstanding Loans, all payments of the fees described in this Agreement, and all payments in respect of any other Obligations shall be allocated among such of Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein. Agent shall promptly distribute, but in any event within two (2) Business Days, to each Lender at its primary address set forth on the appropriate signature page hereof or on the Assignment and Assumption, or at such other address as a Lender may request in writing, such funds as it may be entitled to receive, PROVIDED that Agent shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments and seek appropriate relief (including, without limitation, instructions from Requisite Lenders or all Lenders, as applicable, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority herein is set forth solely to determine the rights and priorities of Lenders as among themselves and may at any time or from time to time be changed by Lenders as they may elect, in writing in accordance with SECTION 12.4, without necessity of notice to or consent of or approval by Borrower or any other Person. All payments or other sums received by Agent for the account of Lenders shall not constitute property or assets of Agent and shall be held by Agent, solely in its capacity as agent for itself and the other Lenders, subject to the Loan Documents.

               11.4.2 Notwithstanding any provision hereof to the contrary, until such time as a Defaulting Lender has funded its Pro Rata Share of a Loan which was previously a Non Pro Rata Loan, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Non Pro Rata Loan, all of the Obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal, interest and fees in respect of all Non Pro Rata Loans in which the Defaulting Lender has not funded its Pro Rata Share (such principal, interest and fees being referred to as "Senior Loans"). All amounts paid by Borrower and otherwise due to be applied to the Obligations owing to the Defaulting Lender pursuant to the terms hereof shall be distributed by Agent to the other Lenders in accordance with their respective Pro Rata Shares (recalculated for purposes hereof to exclude the Defaulting Lender's Commitment), until all Senior Loans have been paid in full. This provision governs only the relationship among Agent, each Defaulting Lender, and the other Lenders; nothing hereunder shall limit the obligation of Borrower to repay all Loans in accordance with the terms of this Agreement. The provisions of this section shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this Agreement to the contrary, (ii) any instruction of Borrower as to its desired application of payments or (iii) the suspension of such Defaulting Lender's right to vote on matters which are subject to the consent or approval of Requisite Lenders or all Lenders. No Unused Facility Fee shall accrue in favor of, or be payable to, such Defaulting Lender from the date of any failure to fund Loans or reimburse Agent for any Liabilities and Costs as herein provided until such failure has been cured, and Agent shall be entitled to (1) withhold or setoff, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to such Defaulting Lender under this Agreement, and (2) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. In addition, the Defaulting Lender shall indemnify, defend and hold Agent and each of the other Lenders harmless from and against any and all Liabilities and Costs, plus interest thereon at the Default Rate, which they may sustain or incur by reason of or as a direct consequence of the Defaulting Lender's failure or refusal to abide by its obligations under this Agreement.

          11.5 RIGHTS, EXCULPATION, ETC. Neither Agent, any Affiliate of Agent, nor any of their respective officers, directors, employees, agents, attorneys or consultants, shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent shall be liable for its gross negligence or willful misconduct. In the absence of gross negligence or willful misconduct, Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to SECTION 11.4, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Person to whom payment was due, but not made, shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled. Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any of the other Loan Documents, or any of the transactions contemplated hereby and thereby; or for the financial condition of the REIT, Borrower or any of their Affiliates. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of the REIT, Borrower or any of their Affiliates, or the existence or possible existence of any Unmatured Event of Default or Event of Default.

          11.6 RELIANCE. Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents, telecopies or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for Borrower), independent public accountant and other experts selected by it.

          11.7 INDEMNIFICATION. To the extent that Agent is not reimbursed and indemnified by Borrower, Lenders will reimburse, within ten (10) Business Days after notice from Agent, and indemnify and defend Agent for and against any and all Liabilities and Costs (other than losses in the collection of principal and interest on the Loans which losses shall be shared among all Lenders including the Agent as provided in SECTIONS 11.4 and 11.13) which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by Agent or under this Agreement or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share; PROVIDED that no Lender shall be liable for any portion of such Liabilities and Costs resulting from Agent's gross negligence or willful misconduct or in respect of normal administrative costs and expenses incurred by Agent (prior to any Event of Default or any Unmatured Event of Default) in connection with its performance of administrative duties under this Agreement and the other Loan Documents. The obligations of Lenders under this SECTION 11.7 shall survive the payment in full of all Obligations and the termination of this Agreement. In the event that after payment and distribution of any amount by Agent to Lenders, any Lender or third party, including Borrower, any creditor of Borrower or a trustee in bankruptcy, recovers from Agent any amount found to have been wrongfully paid to Agent or disbursed by Agent to Lenders, then Lenders, in proportion to their respective Pro Rata Shares, shall reimburse Agent for all such amounts. Notwithstanding the foregoing, Agent shall not be obligated to advance Liabilities and Costs and may require the deposit by each Lender of its Pro Rata Share of any material Liabilities and Costs anticipated by Agent before they are incurred or made payable.

          11.8 AGENT INDIVIDUALLY. With respect to its Pro Rata Share of the Commitments hereunder and the Loans made by it, Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders", "Requisite Lenders" or any similar terms may include Agent in its individual capacity as a Lender or one of the Requisite Lenders. Agent and any Lender and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Borrower or any of its Affiliates as if it were not acting as Agent or Lender pursuant hereto.

          11.9 SUCCESSOR AGENT; RESIGNATION OF AGENT; REMOVAL OF AGENT.

               11.9.1 Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days, prior written notice to Lenders and Borrower, and shall automatically cease to be Agent hereunder in the event a petition in bankruptcy shall be filed by or against Agent or the Federal Deposit Insurance Corporation or any other Governmental Authority shall assume control of Agent or Agent's interests under the Facility. Further, Lenders whose aggregate Commitments constitute at least sixty-six and two-thirds percent (66-2/3%) of the Commitments of all Lenders excluding the Agent may remove Agent for cause at any time by giving at least thirty (30) Business Days' prior written notice to Agent, Borrower and all other Lenders. If Agent enters into one or more assignments pursuant to SECTION 11.12 having the effect of reducing its Commitment to less than $20,000,000 then any Lender whose Commitment exceeds that of Agent may remove Agent by notice given within thirty (30) days after such Lender receives notice of the assignments which reduce the Agent's Commitment below such level. Such resignation or removal shall take effect upon the acceptance by a successor Agent appointed pursuant to SECTION 11.9.2 or 11.9.3.

               11.9.2 Upon any such notice of resignation by or removal of Agent, Requisite Lenders shall appoint a successor Agent with the consent of Borrower, which consent shall not be unreasonably withheld or delayed AND which consent shall not be required if there shall then exist any Event of Default. Any successor Agent must be a bank (i) the senior debt obligations of which (or such bank's parent's senior unsecured debt obligations) are rated not less than BBB by one of the Rating Agencies and (ii) which has total assets in excess of Ten Billion Dollars ($10,000,000,000). Such successor Agent shall separately confirm in writing with Borrower the fee to be paid to such Agent pursuant to
SECTION 2.5.2.

               11.9.3 If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring or removed Agent, shall then appoint a successor Agent who shall meet the requirements described in SECTION 11.9.2 and who shall serve as Agent until such time, if any, as Requisite Lenders, appoint a successor Agent as provided above.

          11.10 CONSENT AND APPROVALS.

               11.10.1 Each of the following shall require the approval or consent of Requisite Lenders:

                     (a) Approval of notes receivable pursuant to definition of Adjusted Asset Value (SECTION 1.1);

                     (b)       Consent to Indebtedness (SECTION 8.10);

                     (c) Approval of additional executives upon a Discontinuity in Management (SECTION 8.12);

                     (d) Acceleration following an Event of Default (SECTION 10.2.1) or rescission of such acceleration (SECTION 10.3);

                     (e) Approval of the exercise of rights and remedies under the Loan Documents following an Event of Default
         (SECTION 10.2.1);

                     (f)       Appointment of a successor Agent (SECTION 11.9);

                     (g) Except as referred to in SECTION 11.10.2 or 11.11.1, approval of any amendment, modification or termination of this Agreement, or waiver of any provision herein (SECTION 12.4).

               11.10.2 Each amendment, modification or waiver specifically enumerated in SECTION 12.4.1 shall require the consent of all Lenders.

               11.10.3 In addition to the required consents or approvals referred to in SECTION 11.10.1, Agent may at any time request instructions from Requisite Lenders with respect to any actions or approvals which, by the terms of this Agreement or of any of the Loan Documents, Agent is permitted or required to take or to grant without instructions from any Lenders, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Requisite Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders or, where applicable, all Lenders. Agent shall promptly notify each Lender at any time that the Requisite Lenders have instructed Agent to act or refrain from acting pursuant to this SECTION 11.10.3.

               11.10.4 Each Lender agrees that any action taken by Agent at the direction or with the consent of Requisite Lenders in accordance with the provisions of this Agreement or any Loan Document, and the exercise by Agent at the direction or with the consent of Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders, except for actions specifically requiring the approval of all Lenders. All communications from Agent to Lenders requesting Lenders' determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Lender,
(ii) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent or disapproval is requested, or shall advise each Lender where such matter or thing may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Agent by Borrower in respect of the matter or issue to be resolved, and (iv) may include Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within ten (10) Business Days (the "LENDER REPLY Period"). Unless a Lender shall give written notice to Agent that it objects to the recommendation or determination of Agent (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of Requisite Lenders or all Lenders, Agent shall submit its recommendation or determination for approval of or consent to such recommendation or determination to all Lenders and upon receiving the required approval or consent shall follow the course of action or determination recommended to Lenders by Agent or such other course of action recommended by Requisite Lenders, and each non-responding Lender shall be deemed to have concurred with such recommended course of action.

          11.11 AGENCY PROVISIONS RELATING TO CERTAIN ENFORCEMENT ACTIONS.

               11.11.1 Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, to waive the imposition of late fees provided for in SECTION 2.4.5 up to a maximum of three (3) times during the term of this Agreement.

               11.11.2 Should Agent (i) employ counsel for advice or other representation (whether or not any suit has been or shall be filed) with respect to any of the Loan Documents, or (ii) commence any proceeding or in any way seek to enforce its rights or remedies under the Loan Documents, each Lender, upon demand therefor from time to time, shall contribute its share (based on its Pro Rata Share) of the reasonable costs and/or expenses of any such advice or other representation, enforcement or acquisition, including, but not limited to, fees of receivers, court costs and fees and expenses of attorneys to the extent not otherwise reimbursed by Borrower; PROVIDED that Agent shall not be entitled to reimbursement of its attorneys' fees and expenses incurred in connection with the resolution of disputes between Agent and other Lenders unless Agent shall be the prevailing party in any such dispute. Any loss of principal and interest resulting from any Event of Default shall be shared by Lenders in accordance with their respective Pro Rata Shares.

          11.12 ASSIGNMENTS AND PARTICIPATIONS.

               11.12.1 Each Lender may assign, to one or more Eligible Assignees, all or a portion of its rights and obligations under this Agreement (including without limitation all or a portion of its Commitment and the Loans owing to it) and other Loan Documents; PROVIDED, HOWEVER, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement and other Loan Documents, and the assignment shall cover the same percentage of such Lender's Commitment and Loans, (ii) unless Agent and Borrower otherwise consent (except that after an Event of Default only the consent of Agent shall be required), the aggregate amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Assumption with respect to such assignment) shall in no event be less than Ten Million Dollars ($10,000,000) and shall be an integral multiple of One Million Dollars ($1,000,000), (iii) after giving effect to such assignment, the aggregate amount of the Commitment retained by the assigning Lender shall in no event be less than Twelve Million Dollars ($12,000,000), (iv) the parties to each such assignment shall execute and deliver to Agent, for its approval and acceptance, an Assignment and Assumption, and (v) Agent shall receive from the assignor a processing fee of Three Thousand Dollars ($3,000). Upon such execution, delivery, approval and acceptance, and upon the effective date specified in the applicable Assignment and Assumption, (X) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, have the rights and obligations of a Lender hereunder, and (Y) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations under this Agreement.

               11.12.2 By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto;
(ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the REIT or Borrower or the performance or observance by the REIT or Borrower of any of their respective obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in ARTICLE V or delivered pursuant to ARTICLE VI to the date of such assignment and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (iv) such assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes Agent to take such action as Agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

               11.12.3 Agent shall maintain, at its address referred to on the counterpart signature pages hereof, a copy of each Assignment and Assumption delivered to and accepted by it and shall record in the Loan Account the names and addresses of each Lender and the Commitment of, and principal amount of the Loans owing to, such Lender from time to time. Borrower, Agent and Lenders may treat each Person whose name is recorded in the Loan Account as a Lender hereunder for all purposes of this Agreement.

               11.12.4 Upon its receipt of an Assignment and Assumption executed by an assigning Lender and an assignee, Agent shall, if such Assignment and Assumption has been properly completed and is in substantially the form of EXHIBIT A, (i) accept such Assignment and Assumption, (ii) record the information contained therein in the Loan Account, and (iii) give prompt notice thereof to Borrower. Upon request, Borrower will execute and deliver to Agent an appropriate replacement promissory note or replacement promissory notes in favor of each assignee (and assignor, if such assignor is retaining a portion of its Commitment and Loans) reflecting such assignee's (and assigner's) Pro Rata Share(s) of the Facility. Upon execution and delivery of such replacement promissory notes the original promissory note or notes evidencing all or a portion of the Commitments and Loans being assigned shall be cancelled and returned to Borrower.

               11.12.5 Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including without limitation all or a portion of its Commitment and the Loans owing to it) and other Loan Documents; PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement (including without limitation its Commitment to Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrower, Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement, and (iv) the holder of any such participation shall not be entitled to voting rights under this Agreement except for voting rights with respect to (A) increases in the Facility; (B) extensions of the Termination Date; and (C) decreases in the interest rates described in this Agreement. No participant shall be entitled to vote on any matter until the Lender with which such participant is participating in the Facility and the Loans confirms such participant's status as a participant hereunder.

               11.12.6 Borrower will use reasonable efforts to cooperate with Agent and Lenders in connection with the assignment of interests under this Agreement or the sale of participations herein.

               11.12.7 Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this SECTION 11.12, any Lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; PROVIDED that no such pledge or assignment shall release such Lender from its obligations thereunder. To facilitate any such pledge or assignment, Agent shall, at the request of such Lender, enter into a letter agreement with the Federal Reserve Bank in substantially the form of the exhibit to Appendix C to the Federal Reserve Bank of New York Operating circular No. 12.

               11.12.8 Anything in this Agreement to the contrary notwithstanding, any Lender may assign all or any portion of its rights and obligations under this Agreement to another branch or Affiliate of such Lender, PROVIDED that (i) at the time of such assignment such Lender is not a Defaulting Lender, (ii) such Lender gives Agent and Borrower at least fifteen (15) days' prior written notice of any such assignment, (iii) the parties to each such assignment execute and deliver to Agent an Assignment and Assumption, and (iv) Agent receives from assignor a processing fee of Three Thousand Dollars ($3,000).

               11.12.9 No assignee of any rights and obligations under this Agreement shall be permitted to subassign such rights and obligations.

               11.12.10 No Lender shall be permitted to assign or sell all or any portion of its rights and obligations under this Agreement to Borrower or any Affiliate of Borrower.

          11.13 RATABLE SHARING. Subject to SECTIONS 11.3 and 11.4, Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the Obligations, equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by counterclaim or cross action or by the enforcement of any or all of the Obligations, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it which is greater than its Pro Rata Share of the payments on account of the Obligations, the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; PROVIDED, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this SECTION 11.13 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

          11.14 DELIVERY OF DOCUMENTS. Agent shall as soon as reasonably practicable distribute to each Lender at its primary address set forth on the appropriate counterpart signature page hereof, or at such other address as a Lender may request in writing, (i) all documents to which such Lender is a party or of which such Lender is a beneficiary set forth in SECTION 4.1, (ii) all documents of which Agent receives copies from Borrower pursuant to SECTION 6.1 (except as provided in SECTION 6.1.1) and SECTION 12.6, (iii) all other documents or information which Agent is required to send to Lenders pursuant to the terms of this Agreement; (iv) other information or documents received by Agent at the request of any Lender, and (v) all notices received by Agent pursuant to SECTION 6.2. In addition, within fifteen (15) Business Days after receipt of a request in writing from a Lender for written information or documents provided by or prepared by Borrower or the REIT, Agent shall deliver such written information or documents to such requesting Lender if Agent has possession of such written information or documents in its capacity as Agent or as a Lender.

          11.15 NOTICE OF EVENTS OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default (other than nonpayment of principal of or interest on the Loans) unless Agent has received notice in writing from a Lender or Borrower referring to this Agreement or the other Loan Documents, describing such event or condition and expressly stating that such notice is a notice of an Unmatured Event of Default or Event of Default. Should Agent receive such notice of the occurrence of an Unmatured Event of Default or Event of Default, or should Agent send Borrower a notice of Unmatured Event of Default or Event of Default, Agent shall promptly give notice thereof to each Lender.


                                   ARTICLE XII

                                  MISCELLANEOUS

          12.1 EXPENSES.

          12.1.1 GENERALLY. Borrower agrees upon demand to pay, or reimburse Agent for, all of Agent's external audit, legal and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of Agent's internal appraisers, environmental advisors or legal counsel) incurred by Agent at any time (whether prior to, on or after the date of this Agreement) in connection with (i) its own audit and investigation of Borrower and the Portfolio Properties provided that prior to an Event of Default Borrower shall not be required to reimburse expenses for any inspections of the Portfolio Properties by Agent's loan officers or other employees which are made more frequently than annually; (ii) the negotiation, preparation and execution of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in ARTICLE IV) and the other Loan Documents and the making of the Loans; (iii) administration of this Agreement, the other Loan Documents and the Loans, including, without limitation, consultation with attorneys in connection therewith; and (iv) the protection, collection or enforcement of any of the Obligations.

          12.1.2 AFTER EVENT OF DEFAULT. Borrower further agrees to pay, or reimburse Agent and Lenders, for all reasonable out-of-pocket costs and expenses, including without limitation reasonable attorneys' fees and disbursements incurred by Agent or Lenders after the occurrence of an Event of Default (i) in enforcing any Obligation or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to Borrower, the REIT or any Affiliate and related to or arising out of the transactions contemplated hereby; or (iv) in taking any other action in or with respect to any suit or proceeding (whether in bankruptcy or otherwise).

          12.2 INDEMNITY. Borrower further agrees to defend, protect, indemnify and hold harmless Agent, each and all of the Lenders, each of their respective Affiliates and participants and each of the respective officers, directors, employees, agents, attorneys and consultants (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in ARTICLE IV) of each of the foregoing (collectively called the "INDEMNITEES") from and against any and all Liabilities and Costs imposed on, incurred by, or asserted against such Indemnitees (whether based on any federal or state laws or other statutory regulations, including, without limitation, securities and commercial laws and regulations, under common law or in equity, and based upon contract or otherwise, including any Liabilities and Costs arising as a result of a "prohibited transaction" under ERISA to the extent arising from or in connection with the past, present or future operations of the REIT or Borrower or their respective predecessors in interest) in any manner relating to or arising out of this Agreement or the other Loan Documents, or any act, event or transaction related or attendant thereto, the making of and participation in the Loans and the management of the Loans, or the use or intended use of the proceeds of the Loans (collectively, the "INDEMNIFIED MATTERS"); PROVIDED, HOWEVER, that Borrower shall have no obligation to an Indemnitee hereunder with respect to (i) matters for which such Indemnitee has been compensated pursuant to or for which an exemption is provided in SECTION 2.4.7 or any other provision of this Agreement, (ii) Indemnified Matters to the extent caused by or resulting from the willful misconduct or gross negligence of that Indemnitee, as determined by a court of competent jurisdiction, and (iii) Indemnified Matters arising from any dispute among the Lenders not attributable to the actions or omissions of Borrower or the REIT. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

          12.3 CHANGE IN ACCOUNTING PRINCIPLES. Except as otherwise provided herein, if any changes in accounting principles from those used in the preparation of the most recent financial statements delivered to Agent pursuant to the terms hereof are hereinafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the REIT or Borrower with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, standards or terms found herein, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of the REIT or Borrower shall be the same after such changes as if such changes had not been made; PROVIDED, HOWEVER, that no change in GAAP that would affect the method of calculation of any of the financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended pursuant to SECTION 12.4, to so reflect such change in accounting principles.

          12.4 AMENDMENTS AND WAIVERS. (i) No amendment or modification of any provision of this Agreement shall be effective without the written agreement of Requisite Lenders (after notice to all Lenders) and Borrower (except for amendments to SECTION 11.4.1 which do not require the consent of Borrower), and
(ii) no termination or waiver of any provision of this Agreement, or consent to any departure by Borrower therefrom (except as expressly provided in SECTION
11.11.1 with respect to waivers of late fees), shall in any event be effective without the written concurrence of Requisite Lenders (after notice to all Lenders), which Requisite Lenders shall have the right to grant or withhold at their sole discretion, EXCEPT THAT:

               12.4.1 The following amendments, modifications or waivers shall require the consent of all Lenders:

                     (a) increasing the Facility or increasing any Lender's Commitment without the consent of the affected Lender;

                     (b) changing the principal amount or final maturity of the Loans;

                     (c) reducing the interest rates applicable to the Loans;

                     (d) reducing the rates on which fees payable pursuant hereto are determined;

                     (e) forgiving or delaying any amount payable or receivable under ARTICLE II (other than late fees);

                     (f) changing the definition of "Requisite Lenders", "Pro Rata Shares" or "Event of Default";

                     (g)       changing any provision contained in this
         SECTION 12.4;

                     (h) releasing any obligor or guarantor under any Loan Document or amending the Guaranty to reduce the guarantor's liability thereunder;

                     (i) consent to assignment by Borrower of all of its duties and Obligations hereunder pursuant to SECTION 12.14; or

                     (j)       changing any of the financial covenants
         set forth in ARTICLE IX or any of the definitions used in the computation of such covenants or waiving any failure of the Borrower to comply with any one of such covenants for two or more consecutive Fiscal Quarters.

               12.4.2 No amendment, modification, termination or waiver of any provision of ARTICLE XI or any other provision referring to Agent shall be effective without the written concurrence of Agent, but only if such amendment, modification, termination or waiver alters the obligations or rights of Agent.

Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this SECTION 12.4 shall be binding on each assignee, transferee or recipient of Agent's or any Lender's Commitment under this Agreement or the Loans at the time outstanding.

          12.5 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Unmatured Event of Default if such action is taken or condition exists, and if a particular action or condition is expressly permitted under any covenant, unless expressly limited to such covenant, the fact that it would not be permitted under the general provisions of another covenant shall not constitute an Event of Default or Unmatured Event of Default if such action is taken or condition exists.

          12.6 NOTICES AND DELIVERY. Unless otherwise specifically provided herein, any consent, notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy (or on the next Business Day if such telecopy is received on a non-Business Day or after 5:00 p.m. (at the office of the recipient) on a Business Day) or four (4) Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). Notices to Agent pursuant to
ARTICLE II shall not be effective until received by Agent. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this SECTION 12.6) shall be as set forth below each party's name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. All deliveries to be made to Agent for distribution to the Lenders shall be made to Agent at the addresses specified for notice on the signature page hereto and in addition, a sufficient number of copies of each such delivery shall be delivered to Agent for delivery to each Lender at the address specified for deliveries on the signature page hereto or such other address as may be designated by Agent in a written notice.

          12.7 SURVIVAL OF WARRANTIES, INDEMNITIES AND AGREEMENTS. All agreements, representations, warranties and indemnities made or given herein shall survive the execution and delivery of this Agreement and the other Loan Documents and the making and repayment of the Loans hereunder and such indemnities shall survive termination hereof.

          12.8 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES Cumulative. No failure or delay on the part of Agent or any Lender in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

          12.9 PAYMENTS SET ASIDE. To the extent that Borrower makes a payment or payments to Agent or the Lenders or Agent or the Lenders exercise their rights of setoff, and such payment or payments or the proceeds of such setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

          12.10 SEVERABILITY. In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby, PROVIDED, HOWEVER, that if the rates of interest or any other amount payable hereunder, or the collectibility thereof, are declared to be or become invalid, illegal or unenforceable, Lenders' obligations to make Loans shall not be enforceable.

          12.11 HEADING. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          12.12 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

          12.13 LIMITATION OF LIABILITY. To the extent permitted by applicable law, no claim may be made by Borrower, any Lender or any other Person against Agent, Co-Agent or any Lender, or the affiliates, directors, officers, employees, attorneys or agents of any of them, for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and Borrower and each Lender hereby waive, release and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          12.14 SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of Agent and Lenders. The terms and provisions of this Agreement shall inure to the benefit of any assignee or transferee of the Loans and the Commitments of Lenders under this Agreement, and in the event of such transfer or assignment, the rights and privileges herein conferred upon Agent and Lenders shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Borrower's rights or any interest therein hereunder, and Borrower's duties and Obligations hereunder, shall not be assigned without the consent of all Lenders.

          12.15 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE, AND ALL JUDICIAL PROCEEDINGS BROUGHT BY BORROWER WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE, BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION HAVING SITUS WITHIN THE COMMONWEALTH OF MASSACHUSETTS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER ACCEPTS, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE. BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS NOTICE ADDRESS SPECIFIED ON THE SIGNATURE PAGES HEREOF. BORROWER, AGENT AND LENDERS EACH IRREVOCABLY WAIVES (i) TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND (ii) ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY ACTION OR PROCEEDING REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, INCLUDING ANY DAMAGES PURSUANT TO M.G.L. C.93A ET SEQ. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

          12.16 COUNTERPARTS; EFFECTIVENESS; INCONSISTENCIES. This Agreement and any amendments, waivers, consents or supplements may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such together shall constitute but one and the same instrument. This Agreement shall become effective when Borrower, the initial Lenders and Agent have duly executed and delivered execution pages of this Agreement to each other (delivery by Borrower to Lenders and by any Lender to Borrower and any other Lender being deemed to have been made by delivery to Agent). This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually and directly inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.

          12.17 CONSTRUCTION. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

          12.18 OBLIGATIONS UNSECURED. It is the intent of the parties that the Obligations shall constitute unsecured obligations of Borrower. Neither the restrictions and prohibitions set forth herein with respect to the creation, incurrence, assumption or existence of any Lien on any Property of Borrower or any other Person, nor those set forth in any other Loan Document, are intended to create or constitute a Lien of any nature upon any Property of Borrower or any other Person, and no such restriction or prohibition shall be deemed to constitute any such Lien. This SECTION 12.18 shall not be deemed to prevent the Agent or any Lender from obtaining a Lien as security for the Obligations at any time hereafter pursuant to a mutual agreement among the parties hereto expressly providing for such Lien or during the continuance of any Event of Default.

          12.19 ENTIRE AGREEMENT. This Agreement, taken together with all of the other Loan Documents and all certificates and other documents delivered by Borrower to Agent (including documents incorporating separate agreements relating to the payment of fees), embodies the entire agreement and supersede all prior agreements, written and oral, relating to the subject matter hereof.

         IN WITNESS WHEREOF, this Agreement has been duly executed on the date set forth above.

BORROWER:                          CHELSEA GCA REALTY PARTNERSHIP, L.P.,
                                   a Delaware limited partnership


                                   By: CHELSEA GCA REALTY, INC., a
                                       Maryland corporation, its general partner


                                       By____________________________
                                        Its_________________________


                                   ADDRESS FOR NOTICE AND DELIVERY:

                                   103 Eisenhower Parkway
                                   Roseland, NJ 07068
                                   Attn:    Michael J. Clarke,
                                            Senior Vice President
                                   Tel:     (973)228-6111
                                   Fax:     (973)228-1694

AGENT/LENDER:                      BANKBOSTON, N.A.


                                   By_________________________________
                                     Its______________________________


                                   ADDRESS FOR NOTICE AND DELIVERY:

                                   100 Federal Street
                                   Boston, MA 02110
                                   Attn: Real Estate Division

                                   with a copy to the following address:
                                   115 Perimeter Center Place N.E.
                                   Suite 500
                                   Atlanta, GA 30346
                                   Attn: Lori Y. Litow

                                   Telephone:  (770) 390-6544
                                   Telecopy:   (770) 390-8434

                                   Pro Rata Share:   59.375%
                                   Loan Commitment:  $95,000,000

                                   LIBOR OFFICE:

                                   BankBoston, N.A.
                                   100 Federal Street
                                   Boston, MA 02110

LENDER:                            KEYBANK NATIONAL ASSOCIATION


                                   By_________________________________
                                     Its______________________________


                                   ADDRESS FOR NOTICE AND DELIVERY:

                                   Address:
                                   127 Public Square
                                   Cleveland, OH 44114
                                   Attn: Maryellen Fowler

                                   Telephone:  (216) 689-4975
                                   Telecopy:   (216) 689-3566

                                   Pro Rata Share:  15.625%
                                   Loan Commitment:  $25,000,000

                                   LIBOR OFFICE:
                                   Address:
                                   127 Public Square
                                   Cleveland, OH 44114
                                   Attn: Maryellen Fowler

                                   Telephone:  (216) 689-4975
                                   Telecopy:   (216) 689-3566

LENDER:                            PNC BANK


                                   By_________________________________
                                     Its______________________________


                                   ADDRESS FOR NOTICE AND DELIVERY:

                                   Address:
                                   Two Tower Center, 18th Floor
                                   East Brunswick, NJ 08816
                                   Attn: Greg McMannus

                                   Telephone:  (732) 220-3542
                                   Telecopy:   (732) 220-3744

                                   Pro Rata Share:   15.625%
                                   Loan Commitment:  $25,000,000

                                   LIBOR OFFICE:
                                   Address:
                                   Two Tower Center, 18th Floor
                                   East Brunswick, NJ 08816
                                   Attn: Greg McMannus

                                   Telephone:  (732) 220-3542
                                   Telecopy:   (732) 220-3744

LENDER:                            TOKAI BANK OF CALIFORNIA


                                   By_________________________________
                                     Its______________________________


                                   ADDRESS FOR NOTICE AND DELIVERY:

                                   Address:
                                   505 Montgomery Street
                                   San Francisco, CA
                                   Attn:  Richard A. Israel

                                   Telephone:  (415) 399-0699
                                   Telecopy:   (415) 291-8187

                                   Pro Rata Share: 9.375%
                                   Loan Commitment:  $15,000,000

                                   LIBOR OFFICE:
                                   Address:
                                   505 Montgomery Street
                                   San Francisco, CA
                                   Attn:  Richard A. Israel

                                   Telephone:  (415) 399-0699
                                   Telecopy:   (415) 399-1627